Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE
AND JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

MANSFIELD SEQ 287 & DEBBIE, LTD.,
a Texas limited partnership,
as Seller

AND

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation,
as Purchaser

TABLE OF CONTENTS

1.	Certain Definitions		1

2.	Property		8

3	Purchase Price		8
	(a)	Deposit	8
	(b)	Treatment of Deposit	8
	(c)	Additional Escrow Instructions	8

4.	Seller’s Deliveries		9

5.	Title; Survey		9
	(a)	Title Commitment	9
	(b)	Survey	9
	(c)	Title Objections	9

6.	Purchaser’s Due Diligence		11
	(a)	Due Diligence Investigation/Matters	11
	(b)	Independent Judgment	11
	(c)	Access	12
	(d)	Indemnity and Insurance	13
	(e)	Approved Service Contracts	14
	(f)	Service Contract Termination	14
	(g)	Survival	15

7.	Closing		15

8.	Seller’s Closing Conditions		15
	(a)	Seller’s Conditions to Closing	15
	(b)	Failure of Seller’s Closing Conditions	16

9.	Purchaser’s Closing Conditions		16
	(a)	Purchaser’s Conditions to Closing	16
	(b)	Failure of Purchaser’s Closing Conditions	17

10.	Costs		18
	(a)	Purchaser’s Costs	18
	(b)	Seller’s Costs	18
	(c)	Prorations and Adjustments	18
	(d)	Items to be Paid by Seller	22
	(e)	Survival	22
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11.	Closing Deliveries		22
	(a)	Purchaser’s Deliveries	22
	(b)	Seller’s Deliveries	23

12.	Representations, Warranties and Covenants/As Is Purchase /Release of Claims		24
	(a)	Seller’s Representations and Warranties	24
	(b)	Covenants and Agreements	27
	(c)	“As Is,” “Where Is” Purchase	28
	(d)	Purchaser’s Representations and Warranties	30
	(e)	Leasing Approvals	31

13.	Post-Closing Indemnity		31
	(a)	Purchaser’s Obligations	31
	(b)	Seller’s Obligations	32
	(c)	Survival	32

14.	Risk of Loss		32
	(a)	Condemnation	32
	(b)	Damage or Destruction	32

15.	Default and Remedies		33
	(a)	Purchaser’s Default and Seller’s Remedies	33
	(b)	Seller’s Default and Purchaser’s Remedies	33
	(c)	Consequential Damages, etc.	33

16.	Duties of Escrow Agent		34

17.	Assignment		34

18.	Notice		34

19.	Real Estate Commission		36
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20.	General Provisions		36
	(a)	Time	36
	(b)	Attorneys’ and Other Fees	36
	(c)	Counterparts/Facsimile Transmissions	37
	(d)	Computation of Time Periods	37
	(e)	Construction	37
	(f)	Entire Agreement	37
	(g)	No Partnership	37
	(h)	Unenforceability of Any Provision	38
	(j)	Legal Construction	38
	(j)	No Survival of Closing	38
	(k)	Parties Bound	38
	(l)	Further Assurances	38
	(m)	Modification/Waiver	38
	(n)	Texas Law	38

21.	No Memorandum		39

22.	Tax Deferred Exchange		39

23.	Public Disclosure		39

24.	Waiver of Jury Trial		39

List of Exhibits:
Exhibit A	Legal Description of Real Property
Exhibit A-1	Separate Outparcel
Exhibit B	List of Service Contracts
Exhibit C	Form of Special Warranty Deed
Exhibit D	Seller’s Deliveries (Exhibit D-1, Due Diligence Checklist)
Exhibit E	Pre-Approved Tests
Exhibit F	Form of Lease Assignment
Exhibit G	Form of Contract Assignment
Exhibit H	Form of Tenant’s Notice
Exhibit I	Form of Bill of Sale and Assignment
Exhibit J	Seller’s Representative
Exhibit K	Certain Tangible Personal Property
Exhibit L-1	Estoppel Certificate (Tenant Provided)
Exhibit L-2	Estoppel Certificate (Seller Provided)
Exhibit M	Rent Roll

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AGREEMENT FOR SALE AND PURCHASE
AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT FOR SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of the Effective Date (hereinafter defined), by and between MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership ("Seller"), (We will need an entity other than a SPE to secure post closing obligations) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser"). Seller and Purchaser are hereinafter collectively referred to as the "Parties" and, individually, as a "Party."

R E C I T A L S:

WHEREAS, Seller owns that certain commercial shopping center commonly known as the "Mansfield Pointe Shopping Center " (the "Project"), situated on the land located at the northwest corner of the intersection of U.S. Highway 287 and Home Depot Drive, in the City of Mansfield, Tarrant County, Texas, as the same is more particularly described on Exhibit A attached hereto, together with all easements and other rights and privileges appurtenant thereto (collectively, the "Real Property"); and

WHEREAS, pursuant to the terms and conditions hereof, Seller desires to sell and convey to Purchaser, and Purchaser desires to purchase from Seller, the Property (as defined below).

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual promises, covenants, conditions and agreements contained herein, the Parties hereby agree as follows:

1.                  Certain Definitions. For purposes of this Agreement, defined terms will be indicated by initial capital letters and will have the meanings set forth herein. As used in this Agreement, the following terms have the meanings set forth below:

"Affiliate(s)" means, with respect to any person, any other person controlled by, controlling or under common control with such person. The term "person" as used throughout this Agreement will be interpreted broadly to include, without limitation, any individual, trust, corporation, company, partnership, limited liability company, professional association, governmental or quasi-governmental authority or any political subdivision thereof or any other type of entity. The term "control" (including all inflected forms thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through ownership of voting securities or otherwise.

"Agreement" has the meaning set forth in the preamble hereto.

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"Approved Service Contract(s)" has the meaning set forth in subsection 6(e).

"Bill of Sale" has the meaning set forth in subsection 11(b)(v).

"Business Day" means a day other than Saturday, Sunday or any day on which: (i) federally insured banks are closed; or (ii) the Office of the Dallas County Clerk is closed.

"City" means the City of Mansfield, Tarrant County, Texas.

"Claim" or "Claims" mean any and all claims, costs (including attorneys' and consultants' fees and court costs), damages (whether general, punitive or otherwise), debts, demands, expenses, liabilities, losses, actual or derivative obligations, agreements, express or implied warranties, sums of money, accounts, bills, covenants, contracts, claims of indemnity, claims of contribution, promises, representations, trespass, harm, injuries, threats, judgments, executions, controversies, suits, proceedings, actions or causes of action of any kind or character whatsoever, whether at law, in equity, by statute or otherwise, whether known, unknown, suspected or unsuspected.

"Closing" has the meaning set forth in Section 7.

"Closing Date" has the meaning set forth in Section 7.

"Close of Escrow" has the meaning set forth in Section 7.

"Contracts" mean those agreements listed in Exhibit B (the "List of Service Contracts") to this Agreement.

"Contract Assignment" has the meaning set forth in subsection 11(a)(iii).

"County" means Tarrant County, Texas, acting through any appropriate agency or body.

"Deed" means the Special Warranty Deed in the form attached hereto as Exhibit C to be delivered by Seller to Purchaser whereby fee simple title to the Property shall be transferred to Purchaser at Closing, subject to the Permitted Exceptions.

"Default" occurs: (i) when there is a "deemed" default by a Party under the terms of this Agreement without regard to any notice and cure or grace period; or (ii) after a Party, upon receipt of written notice from the non-defaulting party if such notice is required to be provided under the terms of this Agreement, fails to cure the breach of the terms of this Agreement within the applicable notice and cure or grace period.

"Deposit" has the meaning set forth in subsection 3(c).

"Due Diligence Investigation" has the meaning set forth in subsection 6(a).

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"Due Diligence Matters" has the meaning set forth in subsection 6(a).

"Effective Date" means the date on which both Parties have executed this Agreement and a fully-executed original has been delivered to, and the Deposit has been received by, the Escrow Agent, as evidenced by the Escrow Agent's execution of the Consent of Escrow Agent below.

"Environmental Laws" mean any and all presently existing federal, state and local laws, requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any hazardous substance or to any activity involving hazardous substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. paragraph 9601, et seq.), the Federal Resource Conservation and Recovery Act (42 U.S.C. paragraph 6901, et seq.) and all amendments thereto in effect as of the Effective Date.

"Escrow" means the escrow established with the Escrow Agent pursuant to subsection 3(a).

"Escrow Agent" means the Title Company.

"Excluded Property" means: (i) any software owned by or licensed to any company or entity other than Seller; (ii) any professional photographs of the Project, including but not limited to, photographs, negatives and transparencies in digital or other form; (iii) any computers, data bases, programs, financial models and similar items used in the ownership, operation or management of the Project or any proprietary information or materials that might otherwise comprise a part of the Improvements or Personal Property; (iv) any vehicle owned by or licensed to Seller; (v) records, reports, correspondence and documents in Seller's care, custody, possession or control that are considered attorney-client privileged communication or otherwise required by any agreement to remain confidential; (vi) Seller Deposits/Refunds; (vii) all Contracts which are not Approved Service Contracts; (viii) all Contracts which require consent to assignment for which Seller does not obtain such consent prior to Closing; provided, however, if and when Seller obtains such consent after Closing, then, subject to Section 6(e) below, such Contract shall be deemed assigned to and assumed by Purchaser effective as of the date set forth therein (Are there any? If not, delete.); (ix) any insurance proceeds and condemnation awards that Seller is entitled to retain under the terms of this Agreement; (x) any Claim arising prior to Closing enforceable by Seller against any third-party including, without limitation, any Tenant or insurer; (xi) payments by Tenants under the Aqua Tots Lease or from Top Nails or Napoli under former leases which relate to default and other reimbursements from such Tenants as disclosed by Seller to Purchaser in writing; and (xii) any refund or credit of 2013 General Taxes and Assessments applicable to Seller's protest of such taxes with Seller assuming all costs therefor.

"Feasibility Period" has the meaning set forth in subsection 6(a).

"General Taxes and Assessments" means any and all general real estate taxes and personal property taxes imposed by Governmental Authorities and any assessments, dues or charges by private covenant constituting a lien or charge on the Property.

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"Governmental Authority" or "Governmental Authorities" mean any federal, state, regional, local or municipal governmental or quasi-governmental authority, or any political subdivision or department, commission, board, bureau, agency or instrumentality thereof, having jurisdiction over the Property.

"Improvements" mean all buildings, improvements and fixtures which are now or hereafter located on the Real Property, together with all appurtenances thereto and all apparatus, equipment and appliances located on the Real Property and used in connection with the operation and occupancy thereof such as systems or facilities for heating, ventilation, air conditioning, climate control, utility services, parking services, garbage disposal and/or irrigation, and all landscaping and residual interests in leasehold improvements under the Leases; provided, that the "Improvements" shall not include any equipment, fixtures, apparatus and appliances on the Property not owned by the Seller or any of its Affiliates.

"Independent Consideration" has the meaning set forth in Section 2.

"Later Title Objection Notice" has the meaning set forth in subsection 5(c).

"Laws" mean all applicable federal, state, local and other laws, statutes, regulations, codes, orders and ordinances relating to the ownership, occupancy and use of the Property including, without limitation, those relating to fire, safety, building, land use, parking, handicapped access and zoning.

"Lease Assignment" has the meaning set forth in subsection 11(a)(ii).

"Leases" mean, collectively, all leases and rental agreements (and modifications and amendments thereto and guarantees or indemnities thereof) with respect to the ownership, occupancy and use of the Improvements, executed prior to the date of this Agreement and as may be entered into by Seller prior to Closing in accordance with the terms of this Agreement.

"Licenses" means all licenses, franchises, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Real Property or the Improvements.

"Material Damage" has the meaning set forth in Section 14(b).

"Material Taking" has the meaning set forth in Section 14(a).

"Mineral Estate" means all of Seller's right, title and interest in and to all oil, gas and other minerals of every nature on, in and under the Property, including, without limitation, if the same is subject is to existing production or an existing lease, then the same shall include the production, the lease and all benefits from it, and upon termination of any and all such leases the interest of the lessee shall refer to Seller.

"Parties" has the meaning set forth in the preamble of this Agreement.

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"Permitted Exceptions" mean: (i) General Taxes and Assessments for the year 2014 which are, as of the Closing, not delinquent, and for all subsequent years; (ii) supplemental taxes for any period following the Closing assessed by any Governmental Authority resulting from the transfer of the Property from Seller to Purchaser, and any assessments against the Property occurring after the Closing; (iii) those matters reflected in the Title Commitment and not agreed in writing to be removed by Seller pursuant to Purchaser's objections made during the Feasibility Period; (iv) those matters shown on the Survey and not agreed in writing to be removed by Seller pursuant to Purchaser's objections made during the Feasibility Period; and (vii) any other title exceptions or encumbrances which are deemed approved under the terms of this Agreement or otherwise expressly approved in writing by Purchaser in its sole discretion.

"Personal Property" means: (i) all tangible personal property listed on Exhibit K hereto or now or hereafter owned by Seller and used solely in connection with the Project or the ownership, operation or occupancy thereof including, without limitation, all furniture, fixtures, machinery, appliances and equipment located on the Project (other than personal property owned by Tenants of the Project), and all drawings, plans and specifications related to the Project, and all studies, data and drawings related thereto (the "Tangible Personal Property"); (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Tangible Personal Property; and (iii) to the extent owned by Seller and assignable, all other rights, benefits, privileges and property associated with or related to the ownership, operation, maintenance, repair, and management of the Project or the Improvements thereon, including, without limitation, the right to the use of (without warranty as to exclusivity or otherwise) the name "Mansfield Pointe" and all other intellectual property owned by Seller and associated with or related solely to the Real Property and Improvements (including internet domains, telephone numbers, logos, trademarks, designs, trade names, permits, licenses and service marks); provided, however, nothing contained in the foregoing descriptions shall include any Excluded Property.

"Pre-Approved Tests" has the meaning set forth in subsection 6(c).

"Project" has the meaning set forth in the Recitals.

"Property" means, collectively, the Real Property, the Personal Property, the Improvements, the Licenses, the Leases, the Mineral Estate and the Approved Service Contracts, but not the Excluded Property.

"Purchase Price" has the meaning set forth in Section 3.

"Purchaser" has the meaning set forth in the preamble of this Agreement.

"Purchaser's Agents" has the meaning set forth in subsection 6(d).

"Purchaser's Closing Conditions" has the meaning set forth in subsection 9(a).

"Purchaser's Service Contract Termination Notice" has the meaning set forth in subsection 6(f) hereof.

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"Real Property" has the meaning set forth in the Recitals. The Real Property excludes that certain outparcel tract described on Exhibit A-1 attached hereto. (Why not just exclude from legal description?) Seller and Purchaser agree to mutually cooperate to cause such separate outparcel to be platted post-Closing, which agreement shall survive Closing. Such plat shall include mutual access easements between the Real Property and the separate outparcel.

"Rent" has the meaning set forth in subsection 10(c).

"Security Deposits" mean all security deposits (if any) paid by the Tenants in accordance with the terms of their respective Leases, which, as of Closing, remain outstanding and not subject to a Claim by Seller.

"Seller" has the meaning set forth in the preamble of this Agreement.

"Seller Deposits/Refunds" mean any of Seller's or any of Seller's Affiliates rights to receive now or in the future: (i) security or other deposits paid to the City, the County or any other Governmental Authority or utility provider; (ii) any rebates, property tax refunds or utility refunds accruing prior to the Closing Date; (iii) reimbursable costs, fees and expenses due and owing Seller by a Tenant under the terms of a Lease accruing prior to the Closing Date; (iv) any reimbursements due Seller from a vendor under the terms of any Contract entered into and relating solely to any period prior to the Closing Date, notwithstanding the assignment of such Contract to Purchaser; and (vi) any other refunds in connection with the ownership, leasing, maintenance or operation of the Project accruing with respect to the period prior to the Closing Date, except to the extent assigned to Purchaser at Closing.

"Seller's Agents" has the meaning set forth in subsection 6(b).

"Seller's Closing Conditions" has the meaning set forth in subsection 8(a).

"Seller's Deliveries" has the meaning set forth in Section 4.

"Seller's Later Title Objection Response Date" has the meaning set forth in subsection 5(c).

"Seller's Reports" has the meaning set forth in subsection 6(b).

"Seller's Representative" has the meaning set forth in subsection 12(a).

"Seller's Response Date" has the meaning set forth in subsection 5(c).

"Service Contract Termination Notice" has the meaning set forth in subsection 6(g).

"Survey" has the meaning set forth in subsection 5(b).

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"Surviving Duties" means: (i) all duties and obligations of each Party to indemnify each other and any Affiliate (if applicable) under the terms of this Agreement; (ii) the provisions of subsection 20(b) hereof; (iii) the representations and warranties of Purchaser and Seller set forth in Section 12 of this Agreement, which (except for those representations and warranties which survive forever as set forth in Section 12 of this Agreement) shall survive for a period of twenty four (24) months following Closing; and (iv) any other duty or obligation of either Party which, expressly by its terms, survives the Closing.

"Tenant" or "Tenants" mean, individually or collectively, the tenants under the Leases.

"Tenant Estoppel" shall have the meaning set forth in Section 9(a)(iv).

"Termination Fee" has the meaning set forth in subsection 6(f).

"Title Commitment" has the meaning set forth in subsection 5(a).

"Title Company" shall mean Chicago Title Insurance Company, whose address for this transaction is as follows:

Chicago Title Insurance Company

10 S. LaSalle Street, Suite 3100

Chicago, Illinois 60603

Attn: Nancy Castro

Telephone No.: (312) 223-2709

Facsimile No.: (312) 223-3409

email: Nancy.Castro@ctt.com

"Title Objection Notice" has the meaning set forth in subsection 5(c).

"Title Objection Notice Date" has the meaning set forth in subsection 5(c).

"Title Policy" means a ALTA, latest form of owner's policy of title insurance issued to Purchaser as of the Closing Date by the Title Company in connection with the purchase of the Property in the full amount of the Purchase Price and including the obligation to have the survey exception modified to read "shortages in area" only and including any endorsements as may be desirable by Purchaser at Seller’s sole cost and expense so long as such endorsements are available in the State of Texas.

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 2.                  Property. For and in consideration of the premises, undertakings and mutual covenants of the Parties set forth herein, Seller's execution, delivery and performance of this Agreement and the additional sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the "Independent Consideration"), the receipt and sufficiency of which is hereby acknowledged and shall be nonrefundable consideration for Purchaser's right to purchase the Property, Seller hereby agrees to sell, assign and otherwise convey unto Purchaser, and Purchaser hereby agrees to purchase, perform, assume and otherwise take from Seller, the Property. Seller is not transferring to Purchaser any of Seller's rights to receive now or in the future any Seller Deposits/Refunds accruing prior to the Close of Escrow. If Purchaser receives any such Seller Deposits/Refunds applicable to periods of time prior to the Close of Escrow, Purchaser shall promptly remit such refunds to Seller, which such obligation shall survive Closing.

3.                  Purchase Price. The purchase price for the Property ("Purchase Price") shall be TWENTY EIGHT MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($28,250,000.00), payable as follows:

(a)                Deposit. Within two (2) Business Days after this Agreement is fully-executed between the Parties, Purchaser shall deposit into escrow ("Escrow") with the Escrow Agent the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "Deposit"). If Purchaser fails to timely deliver the Deposit, this Agreement shall automatically terminate and be of no further force or effect other than any Surviving Duties.

(b)               Treatment of Deposit. The Deposit (including any portion thereof) shall upon receipt be placed in an interest-bearing account at a federally insured bank and shall be deemed non-refundable upon delivery to the Escrow Agent, unless otherwise provided under the terms of this Agreement. The Deposit shall be applied to the Purchase Price at Closing. All interest on the Deposit shall become part of the Deposit and will be reported to the Internal Revenue Service as income to Purchaser unless such interest is forfeited to Seller in accordance with the terms of this Agreement, in which case it will be reported as income to Seller. If the Closing does not occur for any reason other than Purchaser's default, the Deposit shall be forthwith returned to Purchaser.

(c)                Additional Escrow Instructions. Escrow Agent is hereby authorized and directed to pay the Deposit to the Party entitled to receive the Deposit under the terms of this Agreement. The Parties agree to execute and deliver such additional escrow instructions as may be reasonably required by the Escrow Agent to carry out the purposes and intent of this Agreement.

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4.                  Seller's Deliveries. Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser the documents and information set forth on Exhibit D attached to this Agreement (collectively, "Seller's Deliveries"). On request, Seller will also deliver such additional information as Purchaser may reasonably request from time to time during the Feasibility Period.

5.                  Title; Survey.

(a)                Title Commitment. Within ten (10) days following the Effective Date, Seller shall cause the Title Company, at Purchaser's expense, to deliver to Purchaser a commitment for Title Insurance (the "Title Commitment"), together with copies of all documents referred to in the Title Commitment.

(b)               Survey. Within five (5) days after the Effective Date (to the extent not previously delivered to Purchaser), Seller shall deliver to Purchaser a copy of the most current survey Seller has in its possession. Seller, at its sole cost and expense, will deliver to Seller an update of such existing survey (such survey or, if applicable, such new or updated survey is hereinafter referred to as the "Survey"). Such updated Survey shall be prepared in accordance with 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted by ALTA and shall include Table A optional survey responsibilities 1,2,3,4,7(a), 7(b)(i),7(c),8,9,11,13,14,16,17 and 18.

(c)                Title Objections. Purchaser shall have until 5:00 p.m. (Central time) on the fifteenth (15th) day following the Purchaser’s receipt of the last of the Title Commitment, all documents referred to in the Title Commitment and the existing Survey (the "Title Objection Notice Date") to give Seller written notice objecting to any matter disclosed by, shown on or otherwise reflected in the Title Commitment and Survey (the "Title Objection Notice"). Provided Seller has timely received the Title Objection Notice, Seller shall have five (5) Business Days after receipt of the Title Objection Notice ("Seller's Response Date") to notify Purchaser whether Seller, in its sole and absolute discretion, agrees to cure any such objections. Purchaser hereby acknowledges and agrees that Seller has no obligation to cure or attempt to cure any matters set forth in the Title Objection Notice and Seller's failure to deliver written notice to Purchaser agreeing to cure any or all such objections raised in the Title Objection Notice by the Seller's Response Date shall be deemed Seller's refusal to cure or attempt to cure any or all such objections. Notwithstanding anything to the contrary contained herein, Purchaser is deemed to have rejected, without any need for further notice, all liens of mortgages or deeds of trust, mechanics' liens, attachments, judgments, liens to secure the payment of income taxes of Seller, delinquent property tax and assessment liens against the Property and any other liens or other title exceptions against the Property that have been caused solely by the willful act of Seller (collectively, "Monetary

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Liens"), and Seller agrees, at its cost, to cause all such Monetary Liens to be released or removed on or prior to the Closing Date and Seller’s failure to do so shall be deemed in Default of this Agreement; provided, however, Seller may extend the Closing Date for up to fifteen (15) days to facilitate the release of any Monetary Liens. If Seller elects or is deemed to have elected not to remove any objections raised in the Title Objection Notice which Seller is not obligated to cure, Purchaser, at its election, shall have five (5) Business Days after the Seller's Response Date to either: (i) waive its prior disapproval of such title objections and proceed to consummate this transaction; or, (ii) receive a return of the Deposit following which this Agreement shall terminate and none of the Parties hereto shall have any further duties, liabilities or obligations to one another hereunder, excepting the Surviving Duties. If Purchaser does not deliver written notice of its election to waive its objections raised in the Title Objection Notice within such period, Purchaser shall be deemed to have elected to receive a refund of the Deposit and terminate this Agreement as provided in subpart (ii) of the immediately preceding sentence. All matters set forth in the Title Objection Notice that Seller has refused or is deemed to have refused to cure and is not obligated to cure hereunder shall be and become Permitted Exceptions. If, within ten (10) Business Days prior to the expiration of the Feasibility Period (hereinafter defined), (x) Purchaser is delivered an updated Survey that discloses material and adverse matters reasonably objectionable to Purchaser which were not shown on the existing Survey delivered to Purchaser, or (y) the Title Commitment is updated to reflect any new exception which has a material and adverse affect on title to the Property and was not otherwise caused (whether directly or indirectly) by the acts or omissions of Purchaser, Purchaser's Affiliates or any of Purchaser's Agents, Purchaser shall promptly notify Seller in writing of such new exception ("Later Title Objection Notice") and Seller shall have five (5) Business Days after receipt of the Later Title Objection Notice ("Seller's Later Title Objection Response Date") to notify Purchaser whether Seller, in its sole and absolute discretion, agrees to cure any such matters. Purchaser hereby acknowledges and agrees that Seller has no obligation to cure or attempt to cure any matters set forth in the Later Title Objection Notice other than Monetary Liens, and Seller's failure to deliver written notice to Purchaser agreeing to cure any or all such matters raised in the Later Title Objection Notice by the Seller's Later Title Objection Response Date which Seller is not obligated to cure shall be deemed Seller's refusal to cure or attempt to cure any or all such objections. If Seller does not agree, in writing, to cure those matters set forth in such Later Title Objection Notice on or before Seller's Later Title Objection Response Date which Seller is not otherwise obligated to cure, Purchaser shall have the right (subject to the conditions set forth in (A) and (B) below) to terminate this Agreement by delivering written notice of termination to Seller no later than three (3) Business Days after Seller's Later Title Objection Response Date and, upon such termination, Purchaser shall receive a return of the Deposit to the extent such has been delivered by Purchaser into Escrow (including any amounts delivered to Seller, if applicable), and the Parties shall have no further duties, obligations or liability to each other hereunder, except the Surviving Duties. If: (A) Purchaser does not deliver to Seller written notice of termination within such period; or (B) the new exception on title to the Property was caused (whether directly or indirectly) by the acts or omissions of Purchaser, Purchaser's Affiliates or any of Purchaser's Agents, this Agreement shall not terminate, but shall remain in full force and effect, all matters set forth in such Later Title Objection Notice shall be and become Permitted Exceptions and Purchaser shall have waived any and all rights to further object to such matters or terminate this Agreement pursuant to this subsection 5(c).

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6.                  Purchaser's Due Diligence.

(a)                Due Diligence Investigation/Matters. Purchaser shall have until 5:00 p.m. (Central time) on the thirtieth (30th) day following Purchaser’s receipt of the Seller’s Deliveries (the "Feasibility Period") to complete its Due Diligence Investigation. Purchaser shall conduct, prior to the expiration of the Feasibility Period, all due diligence deemed reasonably necessary and appropriate by Purchaser ("Due Diligence Investigation") in connection with the purchase of the Property. Such Due Diligence Investigation shall include all matters Purchaser deems reasonably pertinent (except for invasive testing, which must constitute a Pre-Approved Test, as hereinafter defined) regarding the Property including, but not limited to, a thorough review and investigation of the following ("Due Diligence Matters"): (i) title to the Property, including, without limitation, the Title Commitment (and all matters listed therein), the Survey (as such period may be extended pursuant to Section 5(c) upon Purchaser’s receipt of an updated Survey) and all then-existing easements, covenants, conditions and restrictions, plats, encroachments and other exceptions or potential exceptions to title; (ii) relevant ad valorem tax assessments and information, special assessment district agreements and other similar agreements or assessments; (iii) the physical condition of the Property, including, without limitation, engineering evaluations of the structural, mechanical, electrical, HVAC and other systems, protective covenants, architectural, landscaping or building requirements, topographical maps and any other reports, licenses, permits or relevant information that relate to the Property, entitlements related thereto and/or the development and construction thereof; (iv) the status of zoning, building codes, land use applications, the assignability or transferability of any permits or approvals; (v) all plans and specifications, Contracts, Leases, documents and materials relating to the Property; and (vi) all other matters deemed reasonably necessary or appropriate by Purchaser in the acquisition of the Property and the ownership, management and operation of the Project. If Purchaser determines at any time prior to the expiration of the Feasibility Period that the Property is not satisfactory to Purchaser for any reason or no reason, in Purchaser's sole discretion, then Purchaser may terminate this Agreement by delivering written notice of termination to Seller as soon as possible, and in any event prior to the end of such Feasibility Period. If Purchaser terminates this Agreement pursuant to and in accordance with this subsection 6(a), then this Agreement shall be terminated, the Title Company shall return the Deposit to Purchaser, and neither Party shall have any further rights, duties or obligations hereunder except with respect to the Surviving Duties. If Purchaser does not terminate this Agreement pursuant to and in accordance with this subsection 6(a), the conditions of this subsection 6(a) shall be deemed satisfied, Purchaser may not thereafter terminate this Agreement based upon any Due Diligence Matters, Due Diligence Investigation or otherwise pursuant to this subsection 6(a), and the Deposit shall be non-refundable to Purchaser, except as expressly set forth in this Agreement to the contrary.

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(b)               Independent Judgment. Purchaser shall use its independent judgment and shall make its own determination as to the scope of the Due Diligence Investigation. In making such determination, Purchaser acknowledges and agrees that Purchaser has not relied and shall not rely on any of the studies, reports, documents, plans and specifications, work product, maps or other materials or information, if any, prepared by third parties for Seller and delivered or made available to Purchaser (collectively, "Seller's Reports") by Seller or any partners, members, parents, Affiliates, agents, employees, directors, officers, representatives, attorneys, contractors or consultants of any such persons (collectively, "Seller's Agents"). It is specifically understood and agreed that, to the extent Seller has delivered and does deliver (or has made or does make available) to Purchaser any Seller's Reports, Purchaser acknowledges and agrees that Seller makes no covenant, representation or warranty whatsoever as to any Seller's Reports (except to the extent Seller knows that the Seller’s Reports are untrue and delivers them to Purchaser), including, without limitation, their content, reliability, accuracy and completeness or any right of Seller to permit the use thereof by third parties and Seller shall have no liability to Purchaser for any deficiencies in any such Seller's Reports. Purchaser further acknowledges and agrees that Purchaser and Purchaser's Agents are knowledgeable and experienced in real estate matters and agrees that, on or prior to expiration of the Feasibility Period, Purchaser shall have approved all of the preceding and all other aspects of the Property and the transactions contemplated herein, or provided a written notice to Seller that Purchaser thereby terminates this Agreement, or failing delivery of such notice shall be deemed to have determined to terminate this Agreement.

(c)                Access. In order for Purchaser to perform the Due Diligence Investigation, provided Purchaser and Purchaser's Agents (as applicable) have delivered to Seller copies of certificates of insurance issued in the amount and in accordance with the requirements set forth in subsection 6(d) below, Seller agrees to use commercially reasonable efforts to allow Purchaser and Purchaser's Agents, between the Effective Date and the expiration of the Feasibility Period, during normal business hours at such reasonable times as Purchaser may schedule with Seller, to enter onto the Property for purposes of inspecting the same or any part thereof; provided, however, Purchaser shall only be allowed to conduct the tests on the Property which are listed on Exhibit E attached hereto (the "Pre-Approved Tests") without further approval of Seller. Except for the Pre-Approved Tests, Purchaser may not conduct any additional or further tests on the Property without Seller's prior written consent, which consent may be denied by Seller in its sole discretion. Any attempt to conduct testing on the Property other than the Pre-Approved Tests without Seller's prior written consent shall be deemed to be a Default by Purchaser hereunder. Any tests conducted by or for the benefit of Purchaser at the Property shall be subject to any limitations set forth in the Leases and shall be conducted at such reasonable times as Purchaser and Seller may agree upon in writing at least twenty-four (24) hours in advance and Seller may have a representative

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accompany Purchaser and/or Purchaser's Agents (as applicable) at the time of any such access. Purchaser agrees not to: (i) perform any invasive procedure which is not a Pre-Approved Test unless approved in writing by Seller in its sole discretion; (ii) unreasonably disturb the Tenants or otherwise unreasonably interfere with the business operations of the Tenants; or (iii) cause Seller to breach the terms of any Lease.

(d)               Indemnity and Insurance. Notwithstanding anything in this Agreement to the contrary, any Due Diligence Investigation or other investigation or inspection of the Property by Purchaser and Purchaser's employees, representatives, officers, directors, parents, Affiliates, agents, attorneys, brokers, contractors and consultants (collectively, "Purchaser's Agents") has been and shall be performed at the sole risk and expense of Purchaser, and Purchaser shall be solely and absolutely responsible for the acts or omissions of Purchaser and any of Purchaser's Agents. Furthermore, Purchaser shall protect, indemnify, defend and hold the Property, Seller and Seller's Agents and each of their respective successors and assigns harmless from and against any and all Claims suffered or incurred by any or all of such indemnified parties (unless caused by the negligent or intentional actions of Seller or Seller’s Agents) as a result of, due to or arising from any act or omission of Purchaser or Purchaser's Agents in connection with: (i) Purchaser's Due Diligence Investigation; (ii) any activities, studies or investigations conducted at, to, or on the Property by Purchaser or Purchaser's Agents; or (iii) the presence by Purchaser or Purchaser's Agents at or on the Property; provided, however, Purchaser shall not be responsible to repair or replace any portion of the Property damaged prior to the Effective Date hereof and the foregoing indemnity shall not be applicable to conditions merely discovered by Purchaser, but not originally caused by Purchaser, except to the extent that such condition was exacerbated by Purchaser or Purchaser's Agents. The foregoing indemnification shall survive the Closing or termination of this Agreement, as the case may be, and remain binding upon Purchaser and its successors and assigns (if any) until fully observed, kept or performed. If at any time prior to Closing, Purchaser or Purchaser's Agents cause any damage to the Property, Purchaser shall, at its sole risk and expense, immediately restore the Property to the same condition as existed immediately prior to the occurrence of such damage. From and after the Effective Date, Purchaser shall maintain or cause to be maintained, commercial general liability insurance and automobile liability insurance, on an occurrence basis, with limits of at least $2,000,000 and $1,000,000, respectively, each issued by an insurance company licensed to do business in the State where the Project is located and with an A.M. Best Company rating of at least A-VIII and a reasonably satisfactory form of endorsement evidencing the fact that Seller is named as an additional named insured under such liability insurance policies. Purchaser's insurance policies shall be primary with respect to any liability insurance carried by Seller and shall provide for notice to Seller not less than fifteen (15) days prior to cancellation.

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(e)                Approved Service Contracts. Subject to Purchaser's termination right set forth below, Purchaser will be deemed to have approved the Contracts described on the List of Service Contracts as of the expiration of the Feasibility Period. If, after the Effective Date and prior to Closing, Seller should desire to enter into any other service agreement other than a Contract, then Seller shall provide Purchaser with a copy of such proposed service agreement and request that Purchaser approve same. Purchaser must notify Seller in writing of its approval/disapproval of such service agreement within five (5) Business Days after receipt thereof, failing which Purchaser shall be deemed to have approved such new service agreement. Notwithstanding the foregoing, Seller shall have the unconditional right, without Purchaser's prior consent (but with written notice to Purchaser), to enter into any new contract necessary (in the reasonable opinion of Seller) to contain, fix, repair, remediate or otherwise resolve an emergency condition which may exist at the Project or arising out of the operation thereof, which contract shall be the sole responsibility of Seller. Each Contract, together with any new service agreement either approved or deemed approved by Purchaser pursuant to this subsection 6(e), is individually referred to herein as an "Approved Service Contract" and, collectively, as the "Approved Service Contracts." Upon Closing, Purchaser shall assume and will be solely responsible and liable for any and all duties, obligations and liability arising out of, related to or in connection with the Approved Service Contracts and accruing after the Closing Date. Purchaser may not reject any existing Contracts with the following entities or for the following services provided to the Project, all of which are hereby deemed to be Approved Service Contracts: (i) electric; (ii) telephone, internet and/or telecommunication services; and (iii) water submetering.

(f)                Service Contract Termination. Purchaser may notify Seller in writing ("Purchaser's Service Contract Termination Notice") no later than five (5) Business Days prior to the expiration of the Feasibility Period of its desire to terminate any Contract. If such Contract allows by its terms for the termination thereof upon delivery of a termination notice and, if applicable, payment of a termination fee or penalty (collectively, a "Termination Fee") without any further conditions, duties, obligations or liability to Seller or any Seller Affiliate, Seller shall, prior to Closing and after receipt of Purchaser's Service Contract Termination Notice, notify the vendor of the applicable Contract in writing ("Service Contract Termination Notice") of the proposed termination of the Contract, which shall terminate either upon Closing or within thirty (30) days thereafter. Subject to Seller's timely receipt of the Service Contract Termination Notice, provided Closing occurs, Seller shall deliver to the vendor notice of termination of the Contract and the applicable Termination Fee. Other than as set forth herein, Purchaser shall have no right (and Seller shall have no duty or obligation) to terminate any other Contract. Notwithstanding anything herein appearing to the contrary, Seller shall have the right to terminate any Contract as of the Closing, regardless of whether such Contract is an Approved Service Contract. Seller shall give notice to Purchaser no later than three (3) Business Days prior to Closing as to any and all Contracts that Seller intends to terminate.

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(g)               Survival. Each of the parties’ duties and obligations under this Section 6 shall survive the Closing or earlier termination of this Agreement, as the case may be.

7.                  Closing. The consummation of the purchase and sale of the Property as contemplated herein (the "Closing") shall occur on the date which is fifteen (15) days following the last day of the Feasibility Period (the "Closing Date," or the "Close of Escrow"). At Closing, Purchaser shall pay to Seller the sum of the Purchase Price and all other sums due hereunder, less the Deposit and any other credits due and owing Purchaser hereunder, if any. The Closing shall be conducted at the offices of the Escrow Agent and shall occur through Escrow in the customary manner for the consummation of real estate transactions in the County in which the Closing occurs. At Closing, Purchaser will assume the management, maintenance, operation and leasing of the Project.

8.                  Seller's Closing Conditions.

(a)                Seller's Conditions to Closing. Notwithstanding anything to the contrary contained herein, Seller's obligation to proceed with Closing is subject to and conditioned upon the satisfaction of all of the following conditions before the Close of Escrow, unless otherwise waived by Seller in writing or the time for performance is extended by Seller, in its sole and absolute discretion (collectively, "Seller's Closing Conditions"):

(i)                 Provided Seller is not otherwise in Default and there is no unsatisfied Purchaser Closing Condition, Purchaser shall have timely paid into Escrow the Purchase Price and all other sums due hereunder, less the Deposit and any other credits due and owing Purchaser hereunder, if any, on or before 5:00 p.m. (Central time) on the Closing Date;

(ii)               Purchaser shall have performed in all material respects, all covenants to performed by Purchaser under this Agreement;

(iii)             No representation or warranty made in this Agreement by Purchaser shall be materially untrue, inaccurate or incomplete;

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(iv)             No suit or other proceeding before any court or applicable Governmental Authority shall be pending or threatened by any third party against Seller seeking to restrain or prohibit the transaction contemplated herein or seeking damages in connection with, or to declare illegal, the transaction contemplated herein;

(v)               Purchaser shall have executed, notarized (if applicable) and delivered to the Escrow Agent on or before the Closing Date the documents and instruments described in subsection 11(a) below.

(b)               Failure of Seller's Closing Conditions. In the event that any one or more of Seller's Closing Conditions has not been satisfied or waived by Seller on or before the Closing Date, then such Seller's Closing Condition shall be deemed unsatisfied, and Seller shall elect to either: (i) waive Seller's Closing Condition and consummate the transaction contemplated in this Agreement; (ii) terminate this Agreement, in which case Escrow Agent shall promptly deliver the Deposit to Seller, this Agreement shall terminate and neither Party shall have any further duties, obligations or liability hereunder except the Surviving Duties; or (iii) extend the Closing Date for up to ten (10) Business Days to allow time for satisfaction of the unsatisfied Seller's Closing Condition(s).

9.                  Purchaser's Closing Conditions.

(a)                Purchaser's Conditions to Closing. Purchaser's obligation to proceed with Closing is subject to and conditioned upon the satisfaction of all of the following conditions on or before the Close of Escrow (as extended by Seller), unless otherwise waived by Purchaser in writing, in its sole and absolute discretion (collectively, "Purchaser's Closing Conditions"):

(i)                 The Title Company shall have committed to issue the Title Policy, subject only to the Permitted Exceptions;

(ii)               No representation or warranty made in this Agreement by Seller shall be materially untrue, inaccurate or incomplete;

(iii)             Seller shall have performed in all material respects all covenants to performed by Seller under this Agreement;

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(iv)             Seller shall have used commercially reasonable efforts to obtain estoppel letters from 100% of the Tenants and at least two (2) Business Days before the Closing Date, Seller shall have delivered to Purchaser an estoppel certificate from each Required Tenant and including Lease guarantors, if any, in the form attached to this Agreement as Exhibit "L-1" (each, a "Tenant Estoppel"). The term "Required Tenants" means a Tenant Estoppel from each Tenant occupying five thousand (5,000) square feet of floor area at the Property, an estoppel certificate from each Tenant for which a memorandum of such Tenant’s Lease has been recorded as an encumbrance against the Property and 80% of the Tenants occupying less than five thousand (5,000) square feet of floor area at the Property. If Seller is unable to obtain a Tenant Estoppel from all Tenants and Lease guarantors, if any, including the Required Tenants, Seller, is required to, sign and provide an estoppel in the form attached to this Agreement as Exhibit "L-2" on behalf of any Tenant that fails to provide a Tenant Estoppel provided such Seller issued Tenant Estoppel shall not be deemed to satisfy the Required Tenants requirement of this section;

(v)               Seller shall have executed, notarized (if applicable) and delivered to the Escrow Agent by Closing the documents and instruments described in subsection 11(b) below; and

(vi)             Seller shall deliver an amendment to the Bed Bath & Beyond Lease, extending the current term by a period as is necessary to provide for ten (10) years remaining on such Lease from the Closing Date, at the same rental rate currently payable by Bed Bath & Beyond.

(b)               Failure of Purchaser's Closing Conditions. Purchaser shall use commercially reasonable efforts to satisfy any condition within its control, in whole or in part. In the event that any one or more of Purchaser's Closing Conditions has not been satisfied or waived by Purchaser on or before the Closing Date, Seller's Closing Conditions have been satisfied, and Purchaser is not in Default, then such Purchaser's Closing Condition shall be deemed unsatisfied, and Purchaser shall elect to either: (i) waive Purchaser's Closing Condition and consummate the transactions contemplated in this Agreement; or (ii) terminate this Agreement, in which case Purchaser shall cause Seller's Deliveries to be promptly returned to Seller and, upon receipt, Escrow Agent shall promptly deliver the Deposit to Purchaser and, upon delivery of the Deposit, this Agreement shall terminate and neither Party shall have any further duties, obligations or liability hereunder except the Surviving Duties.

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10.              Costs. Costs of the Closing and Escrow shall be allocated as follows:

(a)                Purchaser's Costs. Purchaser shall pay: (i) one-half (½) of any escrow fees; (ii) all recordation fees for the Deed; (iii) Purchaser's attorneys' fees, and (iv) any other customary fees and charges and expenditures authorized by Purchaser at Closing or under the terms of this Agreement.

(b)               Seller's Costs. Seller shall pay: (i) one-half (½) of any escrow fees; (ii) premium for the Title Policy including, but not limited to, the basic premium, extended coverage and the cost of all Purchaser required title endorsements and including the cost of the “survey exception deletion”; (iii) the cost to obtain the updated Survey; (iv) Seller's attorneys' fees; (v) an allowance, in the form of a credit to the Purchase Price, of $150,000, to compensate Purchaser for certain tenant finish-out costs (Is this really a cost item or a credit under prorations?); (vi) all transfer taxes, if any, and (vii) any other customary fees and charges and expenditures authorized by Seller at Closing or under the terms of this Agreement.

(c)                Prorations and Adjustments

(i)                 Fixed, Minimum and Base Rents. Subject to Subsection (ix) below, all rents (fixed, minimum, base and percentage rents) payable under the terms of the Leases (collectively referred to herein as "Rent") shall be prorated as of the Closing Date (regardless of when such payments are actually made), with Seller being entitled to all Rent for periods prior to the Closing Date and Purchaser being entitled to all Rent for the Closing Date and thereafter; provided, however, Purchaser shall receive a credit at Closing against the Purchase Price for its pro rata share of Rent for the Closing Date and for the month of Closing on a collectible basis.

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(ii)               Common Area Maintenance and Other Charges. Except as is otherwise provided in the Leases, some or all tenants under Leases pay monthly estimates of common area maintenance, insurance costs, and other charges ("CAM Charges") with, in most cases, an adjustment at the end of each fiscal year applicable to such charges. CAM Charges are determined, in most cases, with respect to a fiscal year commencing January 1, and ending December 31. Seller shall credit Purchaser at Closing with all credit balances in the Tenant accounts based upon the interim payments received by Seller less expenses paid prior to the Closing Date. Any debit balance shall be paid by Purchaser to Seller if and when collected by Purchaser following a reconciliation with such Tenants at the end of the calendar year in which the Closing occurs. All CAM Charges for the month of Closing shall be prorated between Seller and Purchaser based upon the number of days occurring in the month of Closing. All amounts received by Purchaser as interim payments of CAM Charges relating to periods after the Closing Date, except for Delinquent Amounts (as hereinafter defined) owed as of the Closing Date, shall be retained by Purchaser. Prior to the Closing Date, Seller shall provide Purchaser with the actual CAM Charges applicable to each Lease for fiscal year 2013, and the proposed reconciliation statements for each tenant's CAM Charges for such fiscal year (the "Reconciliation Statements"). If, on the basis of amounts actually incurred and the estimated payments received by Seller for fiscal year 2013, or by Purchaser from and after the Closing Date, it is determined that Seller has retained or received amounts in excess of its allocable share, Seller shall remit such excess to Purchaser, for delivery to Tenants in accordance with the Reconciliation Statements. Delinquent Amounts owed Seller as of the Closing Date shall be paid to Seller, if and when collected by Purchaser. Seller shall retain responsibility for any liability to Tenants for CAM Charges for 2013 or prior year. This responsibility shall survive Closing.

Under the Leases, Seller and Purchaser shall be obligated, on or before March 31, 2015, to reconcile CAM Charges for fiscal year 2014. Seller's allocable share of actual CAM Charges for each of the Leases in effect as of the Closing Date for fiscal year 2014 shall be determined by multiplying the total payments collected from such tenant for such fiscal year (the sum of estimated payments plus or minus year-end adjustments) by a fraction, the numerator of which is the actual CAM Charges incurred by Seller with respect to such Lease during such fiscal year (within that portion of the fiscal year prior to Closing Date in which such Lease is in effect), and the denominator of which is the total amount of CAM Charges incurred by Seller with respect to such Lease during such fiscal year (or that portion of the fiscal year in which such Lease is in effect). If any Lease provides for the adjustment of CAM Charges on the basis of a period other than the common area fiscal year, a reasonable method of calculating the adjustment for that Tenant will be determined so that all adjustments can be made at the same time. Upon such reconciliation of CAM Charges for 2014, and except for Delinquent Amounts received by Purchaser after the Closing Date, Purchaser shall have no further liability to Seller with respect to CAM Charges for fiscal year 2014 or any prior years.

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(iii)             Tenant's Security Deposit and Prepaid Rents. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to all tenant security deposits paid to Seller under the Leases. All prepaid Rent covering the period of time commencing on or after the Closing Date shall be delivered by Seller to Purchaser on the Closing Date, or Purchaser may elect to receive a credit against the Purchase Price in the amount of such prepaid Rent.

(iv)             Contracts and Accounts Payable. Purchaser shall be entitled to a credit against the Purchase Price for sums that are due and unpaid as of the Closing Date under any Approved Service Contracts or other accounts payable with respect to the Property which are assumed by Purchaser and Seller shall be entitled to a credit to the extent that sums have been paid under any Approved Service Contracts or accounts for services to be performed or goods to be delivered on or after the Closing Date.

(v)               General Taxes and Assessments. All personal property taxes and real estate taxes and assessments assessed to the Property ("General Taxes and Assessments") for the tax year in which the Closing occurs shall be prorated as of the Closing Date (using at Purchaser’s option, an estimated amount for the year in which the Closing occurs or 110% of the prior year's tax bills as a basis for the proration if the tax bills or tax figures for the current tax year are not available), and such proration shall, at Purchaser’s option, subject to re-proration. Purchaser shall receive a credit against the Purchase Price in an amount equal to Seller's share of such General Taxes and Assessments. Seller shall be entitled to receive, in cash, the amount of the refund or credit payable with respect to 2013 General Taxes and Assessments resulting from Seller's protest thereof when and if received by Purchaser. Purchaser shall immediately pay to Seller such amount upon receipt, whether in the form of cash or a credit against taxes payable but Purchaser shall not be obligated to pursue any claim on Seller’s behalf for collection of such amounts.

(vi)             Utility Charges. All utility charges payable by Seller with respect to the Property will be determined as of the Closing Date or as soon thereafter as possible and Seller agrees, prior to Closing, to attempt to obtain final billings therefor. Seller shall pay the final billings directly to the appropriate utility companies. Purchaser shall be responsible for all utilities consumed on and after the Closing Date. Seller shall receive a refund of all deposits, if any, used to secure the provision of utility services.

(vii)           Closing Fee. The closing or escrow fee, if any, charged by the Title Company shall be paid one-half (1/2) each by Purchaser and Seller.

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(viii)         Other Items of Expense or Receipt. All other customarily prorated items of expense or receipt shall be prorated between the parties hereto as of the Closing Date. Except with respect to items prorated at Closing, and except as set forth herein to the contrary, Seller shall be responsible for payment of any and all bills or charges incurred by Seller prior to the Closing Date for work, services, supplies or materials, and Purchaser shall be responsible for payment of any and all bills or charges prorated at Closing and/or incurred after the Closing Date for work, services, supplies or materials. Seller shall deliver a schedule of all prorations no later than two (2) Business Days prior to Closing.

(ix)             Collections and Application of Payments After Closing. After the Closing Date, Purchaser shall bill Tenants for all amounts due under Leases, including amount accruing prior to the Closing Date. Purchaser shall prepare and send to Tenants all financial statements and data required by the Leases and Seller shall cooperate and assist Purchaser in preparing same as may be reasonably required and requested by Purchaser. Any amounts due and owing by Tenants to Seller before the Closing Date under the Leases, and any amounts or charges payable by Tenants on or after the Closing Date with respect to which Seller is entitled to receive a share under this Agreement, are herein called "Delinquent Amounts". To the extent, Purchaser collects Delinquent Amounts from each party owing such Delinquent Amounts, Purchaser shall pay such Delinquent Amounts to Seller following the Closing Date on a monthly basis on or before the tenth (10th) day of the calendar month following the month of receipt. Notwithstanding the foregoing or any direction from Tenants to the contrary, Rent and other payments received by Purchaser from Tenants on or after the Closing Date shall be first applied toward the payment of Rent and other charges for the then-current period, and any excess monies, if any, received shall be applied toward the payment of Delinquent Amounts in accordance herewith. Purchaser may not waive any Delinquent Amounts nor modify a Lease so as to reduce amounts or charges owed under Leases which Seller is entitled to receive without first obtaining Seller's written consent but Purchaser shall not have the obligation to pursue collection thereof other than billing Tenants for such amounts. From and after the Closing Date, Seller shall have the right to pursue reasonable collection remedies against any Tenant owing Delinquent Amounts, provided that (i) Seller shall notify Purchaser of its intent to institute any collection remedy or proceeding not less than fifteen (15) days prior to the institution thereof, and (ii) Seller shall in no event institute any proceeding to evict or dispossess a Tenant from the Property. Purchaser may, by written notice to Seller within ten (10) days of receipt of Seller's notice of intent to institute collection remedies or proceedings, restrict Seller from collecting such Delinquent Amounts, but only if Purchaser first pays Seller such Delinquent Amounts in exchange for Seller's assignment to Purchaser of all of Seller's rights and causes of action with respect thereto. With respect to Delinquent Amounts owed by tenants who are no longer tenants of the Property as of the Closing Date, and to the payments owed by Aqua Tots, Seller shall retain all rights relating thereto except that Seller shall not have the right to institute any proceedings to dispossess or evict Aqua Tots from the Property.

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(d)               Items to be Paid by Seller. The parties hereby acknowledge and agree that Seller shall be responsible and liable to pay and shall pay when due (or such amounts will be credited to Purchaser on the settlement statement) the following expenses of the Project (collectively, "Leasing Costs"), but only as to the current term of the Leases (and not as to any future renewal or extension term, or as to any expansion of leased premises under any Lease) and Purchaser shall be responsible for payment for all leasing costs not the responsibility of Seller pursuant to this clause:

(i)                 any real estate or leasing commission in respect of the Leases executed prior to the date of this Agreement (including, without limitation, (x) all installments thereof whether or not currently due, and (y) any costs related to the execution of amendments to the Bed Bath & Beyond and Petsmart leases which are payable prior to Closing; Seller shall have no obligations thereafter);

(ii)               any tenant inducements or tenant allowances in the form of cash payments (i.e., free rent is not a tenant inducement for purposes of this provision) payable under the Leases executed prior to the date of this Agreement;

(iii)             any costs and expenses of any lease take-over, assignment, assumption or other commitments required pursuant to the Leases executed prior to the date of this Agreement;

(iv)             the costs and expenses of any initial tenant build-out work or improvements to rentable or rental space in the Project required to be performed by the landlord thereunder and arising pursuant to the Leases executed prior to the date of this Agreement;

(e)                Survival. The obligations set forth in this Section 10 shall survive the Close of Escrow.

11.              Closing Deliveries. Seller and Purchaser shall each deliver to the other through Escrow such instruments and funds as are necessary to consummate the purchase and sale of the Property, including the following:

(a)                Purchaser's Deliveries. Purchaser shall deliver to the Escrow Agent the following, all executed and notarized by Purchaser, as applicable, on or before the Closing Date:

(i)                 Purchase Price and all other sums due hereunder, less the Deposit and any other credits due and owing Purchaser hereunder, if any, on or before 5:00 .p.m. (Central time) on the Closing Date;

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(ii)               Assignment and Assumption of Tenant Leases (the "Lease Assignment") substantially in the form attached hereto as Exhibit F;

(iii)             Assignment and Assumption of Contracts (the "Contract Assignment") substantially in the form attached hereto as Exhibit G;

(iv)             if applicable, evidence of the due formation and good standing of Purchaser and qualification to do business in Texas, and the authority of each person executing this Agreement, as reasonably requested by the Title Company;

(v)               a notice to each service provider under all Approved Service Contracts, substantially in the form attached as Exhibit C to the Contract Assignment, executed by Purchaser, which Purchaser shall deliver to each such service provider promptly upon Closing; and

(vi)             any other items reasonably required by Title Company in order to close the transactions contemplated herein.

(b)               Seller's Deliveries. Seller shall deliver to the Escrow Agent the following on or before the Closing Date:

(i)                 the Deed, duly executed by Seller and notarized;

(ii)               a counterpart of the Lease Assignment, duly executed by Seller;

(iii)             a counterpart of the Contract Assignment, duly executed by Seller;

(iv)             a bring down certificate of Seller’s representations and warranties effective as of the Closing Date;

(v)               a certified Rent Roll in the form as set forth on Exhibit M updated and certified as of the Closing Date;

(vi)             a notice to the Tenants (the "Tenant's Notice") substantially in the form attached hereto as Exhibit H executed by Seller, which Seller shall deliver to each Tenant promptly upon Closing;

(vii)           a Bill of Sale and Assignment (the "Bill of Sale") substantially in the form attached hereto as Exhibit I executed by Seller;

(viii)         an owner's affidavit in the form customarily used by Title Company in the County in which the Property is located;

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(ix)             originals, or copies of all originals to the extent originals are not available, of all Leases and Approved Service Contracts;

(x)               A Non-Foreign Affidavit for purposes of compliance with Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, and the regulations adopted thereunder;

(xi)             if applicable, evidence of the due formation and good standing of Seller and qualification to do business in Texas, and the authority of each person executing this Agreement and any other documents to be delivered at Closing by Purchaser, as reasonably requested by Title Company; and

(xii)           any other items reasonably required by Title Company in order to close the transactions contemplated herein.

12.              Representations, Warranties and Covenants/As Is Purchase/Release of Claims.

(a)                Seller's Representations and Warranties. For the purposes of this Section 12, the term "Seller's knowledge" shall be limited to the current actual knowledge of the representative of Seller listed on Exhibit J attached hereto (the "Seller's Representative"), and shall not include the knowledge of any other person or any knowledge which would be imputed to Seller's Representative or any other person, as a matter of Law or otherwise. Seller hereby certifies that the Seller’s Representatives are knowledgeable of all matters contained in Seller’s Representations and Warranties. Seller's Representative shall have no personal liability hereunder. Seller hereby makes the following representations and warranties to and for the benefit of Purchaser as of the Effective Date and the Closing Date only:

(i)                 This Agreement has been duly authorized, executed and delivered by and, subject to equitable principles generally and covenants of good faith and fair dealing and to the federal laws relating to bankruptcy, is binding upon Seller in accordance with its terms; Seller has the authority to enter into this Agreement and nothing prohibits or restricts the right or ability of Seller to enter into this Agreement; this Agreement and the actions contemplated hereby do not and will not hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest affecting or relating to Seller; and the individual signing this Agreement on behalf of Seller has the authority to bind Seller to this Agreement.

(ii)               Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas and duly qualified to do business in the State of Texas. Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.

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(iii)             To Seller's knowledge, unless otherwise disclosed to Purchaser in writing prior to the 5th Business Day prior to the end of the Feasibility Period, there is no litigation, action or administrative proceeding which in any way affects the Property, the Leases, or Seller's ability to perform its obligations under this Agreement.

(iv)             Attached hereto as Exhibit M is a true and complete rent roll (“Rent Roll”) listing all Tenants, Leases, the commencement and expiration dates of each Lease, all delinquencies, the amount of any Rent and Security Deposit. The Leases delivered to Purchaser for review are true, correct, and complete copies of the actual Leases in Seller's possession or control and, as of the Effective Date, the Leases are the complete written documentation of the agreement between Seller and the Tenants. Such Leases have not been amended, modified, terminated or in any other way changed and there is no other document or understanding between Seller and the Tenants which contradicts or otherwise changes any of the terms of the Leases. Except as otherwise disclosed to Purchaser in writing, there are no unpaid commissions, tenant improvement allowances or concessions due or owing with respect to any Lease. Except as has been or is hereafter disclosed in writing to Purchaser prior to the 5th Business Day prior to the end of the Feasibility Period, to Seller's knowledge, neither Seller nor any of the Tenants are in default under the terms of their respective Leases and the Leases are in full force and effect in accordance with their terms. Seller has received no notices of the bankruptcy of any of the Tenants or any Tenant’s request for relief or reduction in the Rents or any claims with respect to the Leases or the Project. There are no options to purchase all or any portion of the Property either in favor or Tenant of any third party.

(v)               Seller has not received any written notice from a Governmental Authority that: (A) the Improvements located on the Property are in violation of any applicable building, zoning, access (including, without limitation, the Americans with Disabilities Act of 1990, as amended), safety and other laws, Environmental Laws, ordinances, rules, codes, resolutions, statutes or regulations ("Property Laws") or any covenants, conditions or restrictions affecting the Property; and (B) the conformity of the Property with applicable Property Laws (or the legality of the current use of the Property) is based, in whole or in part, upon any Improvements being a so-called "nonconforming" use or similar exemption.

(vi)             To Seller's knowledge, all financial statements and operating reports delivered to Purchaser are in the form relied upon by Seller in Seller's ordinary course of business.

(vii)           No written notice has been received by Seller of any pending or threatened change to, any zoning ordinance or other zoning by-law materially affecting all or any portion of the Property, or any local improvements made by any governmental authority and chargeable (and not paid) to all or any portion of the Property and Seller is not aware of any contemplated, pending or threatened change.

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(viii)         Seller is not a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(ix)             Seller has not received written notice from any governmental authority having jurisdiction of any actual or contemplated condemnation of all or any part of the Property.

(x)               Seller has not received any written notice of any special assessments affecting the Property.

(xi)             There are no unemployment taxes due with respect to the Property.

(xii)           Seller is not:

(A)             listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");

(B)              a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(C)              owned or controlled by, or acting for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(xiii)         The representations and warranties contained in this subsection 12(a) are made as of the date this Agreement is executed by Seller and shall be true and correct at the Closing as a condition to Purchaser's obligation to proceed with the Closing, and shall survive Closing for a period of twenty four (24) month except that the representations set forth in Section 12(a)(i)-(iii); and (xii) shall survive forever.

(xiv)         The representations and warranties set forth in Section 12(a) hereof shall survive the Closing as set forth in Subsection 12(a)(xiii) above; provided however, that any claim against Seller for a violation or alleged violation of Section 12(a) shall be asserted within twenty four (24) month following the Closing in a written notice to Seller giving reasonable details of the claims and, if not so asserted within such time, Seller shall have no further liability with respect thereto. Provided if Purchaser asserts its claim during the twenty four (24) month survival period, Seller hereby agrees to indemnify the Purchaser and its successors and assigns for any loss, cost or expense including, but not limited to court costs and reasonable legal fees necessary to enforce this provision, resulting from any of Seller’s representations or warranties being untrue. Notwithstanding anything to the contrary contained herein, if prior to Closing, Purchaser

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has actual knowledge that any representation or warranty of Seller set forth in this Agreement including, without limitation, in Section 12.1(a), is not true, and nevertheless Purchaser proceeds to close the transaction, then Purchaser shall be deemed to have irrevocably and unconditionally waived its rights to assert any claim against Seller after the Closing with respect to any misrepresentation of which it had knowledge prior to the Closing.

(b)               Covenants and Agreements. Seller hereby specifically covenants and agrees with Purchaser as follows after the Effective Date and until the Close of Escrow:

(i)                 Seller shall keep and perform all of the obligations to be performed by the landlord under the Leases. Purchaser acknowledges and agrees that, to the extent Seller has the right or is otherwise required or obligated to perform any duty or obligation under the terms of any Lease which is inconsistent with the terms of this Agreement, Seller may, upon prior written notice to Purchaser, exercise such rights and perform such duties and obligations as Seller deems necessary under the terms of the applicable Lease, provided Purchaser reserves its rights to terminate this Agreement and receive a refund of the Deposit in the event Purchaser objects to such action from Seller.

(ii)               Prior to the Closing, Seller shall maintain the Improvements of the Property in their present condition and repair, except for normal wear and tear and any casualty or condemnation, and Seller shall not remove any fixtures, equipment, furnishings and other personalty (except for Excluded Property) from the Improvements without replacing them with comparable items of equal value.

(iii)             Seller will not take, approve or consent to any action that would change the zoning, use, permits or licenses of or for the Property.

(iv)             Seller shall promptly deliver to Purchaser copies of any notices received from any Governmental Authority and parties to any of the Leases or the Approved Service Contracts that would have a material effect on the value of the Property or Purchaser's ability to operate the Property in its current use.

(v)               Except to the extent, Seller is otherwise obligated or permitted to take such action pursuant to any other provision in this Agreement, Seller shall not enter into any new Leases or amend, modify, terminate or waive any rights under the existing Leases without Purchaser’s prior written consent and Seller shall not enter into any new Contracts or amend, modify or waive any rights under any Contracts without Purchaser’s prior consent.

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(c)                "AS IS," "WHERE IS" PURCHASE. PURCHASER COVENANTS TO SELLER THAT PURCHASER WILL PERFORM ITS OWN INSPECTIONS OF THE PROPERTY DURING THE FEASIBILITY PERIOD AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, RELY SOLELY ON ITS OWN INVESTIGATION AND THAT PURCHASER IS NOT AND SHALL NOT RELY ON ANY SELLER'S REPORT OR OTHER INFORMATION PROVIDED OR NOT PROVIDED TO PURCHASER BY SELLER TO MAKE A DECISION CONCERNING THE PURCHASE OR NON-PURCHASE OF THE PROPERTY. SELLER HAS NO DUTY TO DISCLOSE ANY INFORMATION TO PURCHASER CONCERNING THE PROPERTY. OTHER THAN AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF ANY INFORMATION PROVIDED TO PURCHASER. PURCHASER SPECIFICALLY UNDERSTANDS THAT ANY INFORMATION PROVIDED BY SELLER IS SUBJECT TO PURCHASER'S VERIFICATION AND, NOTWITHSTANDING PURCHASER'S FAILURE TO SO VERIFY THE INFORMATION, PURCHASER WILL NOT HOLD SELLER LIABLE OR MAKE ANY FUTURE CLAIMS AGAINST SELLER AS TO THE ACCURACY OR INACCURACY OF ANY INFORMATION PROVIDED BY SELLER INCLUDING, WITHOUT LIMITATION, ANY INFORMATION CONTAINED WITHIN SELLER'S "FOR-SALE" PACKAGES, ANY RENT ROLLS, OPERATING STATEMENTS, PROPERTY MANAGEMENT REPORTS, PLANS, SPECIFICATIONS OR SO-CALLED "AS-BUILT" PLANS. IF PURCHASER DOES NOT TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE FEASIBILITY PERIOD, PURCHASER ACCEPTS THE PROPERTY IN ITS CURRENT "AS-IS" CONDITION REGARDLESS OF NON-CONFORMITY TO ANY LAWS, PLANS OR SPECIFICATIONS AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIMS IT MAY ALLEGE AS A RESULT OF NON-CONFORMITY OF THE PROPERTY AS ACTUALLY CONSTRUCTED WITH ANY PLANS AND SPECIFICATIONS.

EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, SELLER, SELLER'S AFFILIATES AND SELLER'S BROKER HEREBY SPECIFICALLY DISCLAIM, AND PURCHASER EXPRESSLY WAIVES AND RELEASES, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING: (i) THE NATURE AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (ii) THE NATURE, ENFORCEABILITY AND EXTENT OF ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OR THE FAIR HOUSING ACT AND RELATED RULES AND REGULATIONS. PURCHASER SHALL INSPECT THE PROPERTY AND RELY SOLELY

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ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR ANY OF ITS AFFILIATES, THERE BEING NO, AND PURCHASER EXPRESSLY WAIVING AND RELEASING ANY, OBLIGATION ON SELLER'S PART TO PROVIDE OR DISCLOSE INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT NEITHER SELLER NOR ANY OF ITS AFFILIATES, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT: (X) HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (Y) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE SALE OF THE PROPERTY AS PROVIDED FOR IN THIS AGREEMENT IS MADE ON AN "AS IS, WHERE IS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, THAT EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY OF ITS AFFILIATES MAKES, AND SUCH PERSONS AND ENTITIES SPECIFICALLY DISCLAIM, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

PURCHASER AGREES THAT NEITHER SELLER NOR SELLER'S AFFILIATES SHALL BE RESPONSIBLE OR LIABLE TO PURCHASER OR ANY HEIR, LEGAL OR PERSONAL REPRESENTATIVE, SUCCESSOR OR ASSIGNEE OF PURCHASER FOR ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR ANY OTHER CONDITIONS AFFECTING THE PROPERTY, AS PURCHASER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS. PURCHASER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER AND SELLER'S AFFILIATES, THEIR PARTNERS AND MEMBERS, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES AND AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER AND SELLER'S AFFILIATES AND OTHERS SHALL BE A COVENANT RUNNING WITH THE PROPERTY AND SHALL BE BINDING UPON PURCHASER, ITS SUCCESSORS AND ASSIGNS.

THE FOREGOING PROVISIONS OF THIS SUBSECTION 12(c) SHALL NOT AFFECT, REDUCE, DIMINISH, MITIGATE OR ACT AS A WAIVER OR RELEASE OF (A) SELLER'S LIABILITY FOR FRAUD OR INTENTIONAL MISREPRESENTATION, OR (B) PURCHASER'S RIGHT TO RELY ON THE REPRESENTATIONS AND WARRANTIES OF SELLER IN SUBSECTION 12(a) IN THIS AGREEMENT.

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THE FOREGOING PROVISIONS OF THIS SUBSECTION 12(c) SHALL SURVIVE THE CLOSING AND SHALL BE CONTAINED IN THE DEED.

(d)               Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to Seller as follows:

(i)                 This Agreement has been duly authorized, executed and delivered by and, subject to equitable principles generally and covenants of good faith and fair dealing and to the federal laws relating to bankruptcy, is binding upon Purchaser in accordance with its terms; Purchaser has the legal authority to enter into this Agreement and nothing prohibits or restricts the right or ability of Purchaser to enter into this Agreement; this Agreement does not and will not hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest to which Purchaser is a party; and the individual signing this Agreement on behalf of Purchaser has the authority, without the act, signature or consent of any other party to bind Purchaser in connection with this Agreement.

(ii)               Any permitted assignee of Purchaser shall be an entity duly organized, validly existing and in good standing under the laws of the state of formation and, if applicable, duly qualified to do business in the State of Texas.

(iii)             There is no pending or threatened litigation, action, administrative proceeding or other Claim including, without limitation, assignments for the benefit of creditors, or voluntary or (to Purchaser's knowledge) involuntary proceedings in bankruptcy or under other debtor relief laws, by or against Purchaser which would prohibit, restrict or otherwise affect in any material respect Purchaser's ability to perform its obligations under this Agreement.

(iv)             Purchaser is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Orders. Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(v)               Neither Purchaser nor any beneficial owner of Purchaser:

(A)             is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists;

(B)              is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

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(C)              is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(vi)             The representations and warranties contained in this subsection 12(e) are made as of the date this Agreement is executed by Purchaser and shall be true and correct at the Closing as a condition to Seller's obligation to proceed with the Closing. Should this Agreement terminate prior to the Close of Escrow, Purchaser shall, at its sole cost and expense, immediately return or cause to be returned to Seller or destroy all copies of Seller's Reports, which obligation shall survive the termination of this Agreement.

(e)                Leasing Approvals. Prior to three (3) Business Days before the expiration of the Feasibility Period, Seller may execute, modify, amend or terminate any proposed or existing Leases, provided that Seller notifies Purchaser of the same and provides Purchaser with a copy of any such document, prior to the date of such action intended to be undertaken by Seller. Following the expiration of the Feasibility Period, Seller shall notify Purchaser with respect to any new lease and with respect to any amendment, termination or modification to an existing Lease, which notice shall also be accompanied by a copy of such proposed document, and the same shall be subject to Purchaser's prior written consent which shall not be unreasonably withheld, conditioned or delayed, it being understood that Purchaser's failure to object to an amendment, termination, modification or new Lease within five (5) Business Days after the date of Seller's notification to Purchaser thereof shall be deemed Purchaser's approval thereof. Except as otherwise expressly set forth in this Agreement, any and all costs, commissions, and tenant improvement costs (excluding any attorneys' fees) relating to new leases executed after the Feasibility Period shall be paid by Purchaser at Closing and Seller shall have no liability therefor; and, if Seller has paid any such costs, commissions, or tenant improvement costs prior to the Closing, Seller shall receive a credit against any of Seller's payments or credits due at Closing.

13.              Post-Closing Indemnity.

(a)                Purchaser's Obligations. Except as otherwise set forth in this Agreement and except for Claims, liabilities, damages, losses, costs and expenses asserted by third parties related to actions of Seller or conditions on the Property which existed as of the Closing Date, Purchaser hereby irrevocably and unconditionally agrees to forever indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Claims, liabilities, damages, losses, costs and expenses arising out of, related to, or in connection with Claims, or the ownership, use, maintenance, management, financing, leasing or operation of the Property or the Project by Purchaser, its successors or assigns, including, without limitation, any breach of the terms of this Agreement, breach of the terms of any of the Leases or Contracts, and any covenants, conditions or restrictions affecting the Property or the Project.

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(b)               Seller's Obligations. From and after Closing, subject to the conditions and limitations set forth in this Agreement, provided Purchaser or Purchaser's Agents did not cause, or otherwise waive such Claim prior to Closing, Seller hereby irrevocably and unconditionally agrees to forever indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all Claims, liabilities, damages, losses, costs and expenses arising out of, related to, or in connection with Claims, or the ownership, use, maintenance, management, financing, leasing or operation of the Property or the Project by Seller including, without limitation, any breach of the terms of this Agreement, breach of the terms of any of the Leases or Contracts, and any covenants, conditions or restrictions affecting the Property or the Project.

(c)                Survival. The obligations set forth in this Section 13 shall survive Closing and delivery of the Deed.

14.              Risk of Loss.

(a)                Condemnation. Seller shall promptly notify Purchaser, in writing, if all of the Property is taken or proposed to be taken pursuant to the power of eminent domain, or any proceedings with respect thereto are instituted prior to the Closing. In the event of either a proposed taking of all of the Property or, alternatively, the commencement of any proceedings with respect thereto prior to the Closing, which involves an area in excess of 5% of the total land area of the Property or which would permit any Tenant to terminate its Lease (a "Material Taking"), Purchaser shall have the option, to be exercised by written notice delivered to Seller within fifteen (15) days after the giving of written notice by Seller to Purchaser, to either: (i) elect not to acquire the Property, in which case this Agreement shall be terminated and the Deposit shall be returned to Purchaser; or (ii) complete the acquisition of the Property, in which case Seller shall assign to Purchaser at Closing the proceeds of such taking that are attributable to the portion of Property so taken. If no notice is given by Purchaser within such fifteen (15) day period of time, Purchaser will be deemed to have elected alternative (ii) above. If any taking involves a portion of the Property which does not constitute a Material Taking, Purchaser shall be deemed to have elected to proceed to Closing under Section 14(a)(ii) above

(b)               Damage or Destruction. Seller shall promptly notify Purchaser, in writing, of the occurrence of any material damage to or destruction of the Property. "Material Damage" shall be defined as total destruction of any improvements located upon the Property, which involves a total cost to repair in excess of $200,000 or which would permit any Tenant to terminate its Lease. In the event of any damage to or destruction of the Property, then Purchaser, at its option may either: (i) terminate this Agreement by written notice to Seller within fifteen (15) days of the receipt of written notice of the damage by Purchaser (or this option is waived), in which case this Agreement shall terminate and the Deposit shall be returned to Purchaser; or (ii) consummate the purchase evidenced by this Agreement. In the event that Purchaser elects or is deemed to have elected by waiver, to consummate the purchase pursuant to clause (ii) above, or in the event any casualty event does not result in "Material Damage" as defined above, there shall be no delay in Closing nor any adjustment to the Purchase Price and Seller shall assign to Purchaser at Closing all insurance proceeds Seller is entitled to receive and use to restore the Property to Purchaser, and Seller shall pay to Purchaser the amount of any deductible applicable to any such loss covered by Seller's insurance. If Seller's lender receives any portion of the proceeds then the amount thereof shall be deducted from the Purchase Price.

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15.              Default and Remedies.

(a)                Purchaser's Default and Seller's Remedies. If Purchaser defaults in the performance of any of its obligations under this Agreement, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Deposit as liquidated damages as more fully described below. IF, AFTER A DEFAULT BY PURCHASER, SELLER ELECTS TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER RIGHTS OR REMEDIES IN THE EVENT OF SUCH A DEFAULT BY PURCHASER AND SELLER COVENANTS AND AGREES THAT THE RECEIPT OF THE DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR ANY SUCH DEFAULT BY PURCHASER TO CLOSE OR OTHERWISE PERFORM ITS OBLIGATIONS HEREUNDER. THE PARTIES HAVE AGREED THAT, IN SUCH EVENT, SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER AND A TERMINATION HEREOF, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND, IF ELECTED BY SELLER AND SUBJECT TO THE RECEIPT OF THE DEPOSIT, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER AND A TERMINATION HEREOF.

(b)               Seller's Default and Purchaser's Remedies. If Seller defaults in the performance of any of its obligations under this Agreement and fails to cure such default within ten (10) days after receipt of written notice from Purchaser to Seller specifying such default, Purchaser shall be entitled, as Purchaser's sole and exclusive remedy, to elect to either: (i) terminate this Agreement and receive a prompt return of the Deposit (less the Independent Consideration), and, in such event, Purchaser shall be entitled to Purchaser’s actual third party costs or expenses; (ii) pursue specific performance to enforce Seller’s failure to perform or (iii) waive such default; provided that if Seller’s default is intentional or if specific performance is not available or practical as a result of Seller’s intentional default, Purchaser may terminate this Agreement and also receive liquidated damages from Seller in an amount equal to the Deposit. Nothing contained herein is intended to limit Purchaser’s remedies for Seller’s breach of any of its representations or warranties. PURCHASER WAIVES ALL OTHER RIGHTS OR REMEDIES IN THE EVENT OF A DEFAULT BY SELLER. PURCHASER COVENANTS AND AGREES THAT THE FOREGOING REMEDIES ARE PURCHASER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY SUCH DEFAULT BY SELLER TO CLOSE OR OTHERWISE PERFORM ITS OBLIGATIONS HEREUNDER.

(c)                Consequential Damages, etc. In no event shall either Party be entitled to consequential, special, exemplary, punitive or other special damages, and any and all rights thereto are hereby waived. The provisions of this Section 15 shall survive the termination of this Agreement and Close of Escrow.

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16.              Duties of Escrow Agent. The duties of the Escrow Agent shall be as follows: (a) to retain and safely keep all funds, documents and instruments deposited with it; (b) to confirm that all conditions to the Closing specified in this Agreement have been met; (c) upon the Closing, to deliver to the Parties entitled thereto all funds, documents and instruments to be delivered through Closing; (d) upon the Closing, to cause the recordation of the Deed in the Office of the County Recorder of Dallas County, Texas; (e) to comply with all request of the Seller's lender and all applicable federal, state and local reporting and withholding requirements relating to the close of this transaction (the Parties hereby agreeing that Escrow Agent, as the party responsible for closing the Escrow, shall comply with the reporting requirements of Section 6045(e) of the Internal Revenue Code and the permanent regulations (Section 1.6045-4) issued thereunder and made effective on January 1, 1991; and (f) to comply with the terms of this Agreement and any additional instructions jointly executed by Purchaser and Seller. The Escrow Agent's rights and obligations shall be further specified by such additional terms and provisions acceptable to Purchaser and Seller as said Escrow Agent customarily requires in real property escrows administered by it; provided, however, in no event shall such additional terms and provisions conflict with the terms of this Agreement.

17.              Assignment. Purchaser shall not assign its interest in this Agreement without Seller's prior, written consent, which consent shall not be unreasonably withheld, conditioned or delayed except that Purchaser may, without Seller’s consent, but with notice to Seller, assign this Agreement to an Affiliate or to a real estate investment trust sponsored by an Affiliate.

Upon any permitted assignment of this Agreement, Purchaser shall promptly deliver to Seller a copy of the fully executed assignment of this Agreement and the assumption by the assignee of Purchaser's obligations under this Agreement. Any such assignment must include the assignee's tax identification number.

Seller may not assign its interest in the Agreement.

18.              Notice. Any notice or demand to either Party must be in writing and may be: (a) personally delivered to the person to whom or to whose attention such notice is to be given as hereinafter provided; (b) deposited in the United States or Canadian mail, duly certified or registered, postage prepaid, return receipt requested, addressed to the Party to be notified at the address specified herein; (c) deposited with a reputable overnight delivery service with proof of delivery; (d) transmitted by telecopier to such person or to the attention of such person (provided that electronic confirmation of the other Party's receipt is obtained), and may be given by counsel for the Party delivering such notice, or (e) transmittal by email, provided the sender of such notice simultaneously delivers a duplicate of such notice by another permitted method of delivery for notices hereunder. Any such notice will be deemed received on the date of personal delivery or telecopy or email transmittal to the Party (or such Party's authorized representative) or, if sent by United States mail, three (3) Business Days after deposit in the United States mail as set forth in (b) above, or, if sent by overnight delivery service, one (1) Business Day after deposit with such service, as the case may be.

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Seller’s Address:	Mansfield SEQ 287 & Debbie. Ltd 2525 McKinnon Street Suite 700 Dallas, Texas 75201
	Attn:	Alan P. Shor and David C. Wilson
	Email:	ashor@theretailconnection.net and dwilson@theretailconnection.net
	Telephone:	(214) 572-8441
	Facsimile:	(214) 572-0009

With a copy to:	Kane Russell Coleman & Logan PC 3700 Thanksgiving Tower 1601 Elm Street Dallas, Texas 75201
	Email:	rkane@krcl.com
	Attention:	Raymond Kane
	Facsimile:	(214) 777-4299

With a copy to:	Granite Properties 5601 Granite Parkway, Suite 800 Plano, Texas 75024
	Attention:	Paul Bennett and Sheryl Troiani
	Email:	PBennett@GraniteProp.com and STroiani@GraniteProp.com
	Telephone	(972) 731-2300
	Facsimile:	(972) 731-2360

Purchaser’s Address:	Inland Real Estaste Acquisitions, Inc. 5057 Keller Springs Road, Suite 450 Addison, Texas 75001
	Attn:	Matt Tice
	Email:	tice@inlandgroup.com
	Telephone:	(972) 423-5080
	Facsimile:	(972) 930-0222

With a copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523
	Attn:	Gary Pechter
	Email:	gpechter@inlandgroup.com
	Telephone:	(630) 645-2084

Either Party may change its address for notices by delivering written notice to the other Party as provided herein.

35

19.              Real Estate Commission. Upon the Closing of the transactions contemplated in this Agreement, Seller shall instruct Escrow Agent to pay to a broker to be identified by Seller (the "Seller's Broker") from the proceeds due Seller a commission pursuant to the terms of a separate written agreement. Seller and Purchaser each hereby warrant and represent to the other that, other than Seller's Broker, no other brokers, agents, finder's fees or commissions, or other similar fees, are due or arising in connection with the entering into of this Agreement, the sale and purchase of the Property or the consummation of transactions contemplated herein, and Seller and Purchaser each hereby agree to indemnify and hold the other harmless from and against all Claims which the other Party shall suffer or incur because of any Claim by a broker, agent or finder (other than Seller's Broker) claiming by, through or under such indemnifying party, whether or not such Claim is meritorious, for any compensation with respect to the entering into of this Agreement, the sale and purchase of the Property or the consummation of transactions contemplated herein. The obligations of the Parties under this Section 19 shall survive the Closing under this Agreement.

20.              General Provisions.

(a)                Time. Time is of the essence of this Agreement.

(b)               Attorneys' and Other Fees. Should any Party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals and rehearings, the prevailing party will be entitled to receive from the other party or parties thereto reimbursement for all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" will mean and include, without limitation, attorneys' fees, accountants' fees, service of process costs, filing fees, court and court reporter costs, investigative costs, expert witness fees, the cost of any bonds, and any and all other similar fees incurred in connection with the action or proceeding, preparations therefor and all appeals thereof, whether taxable or not. The prevailing party will be entitled to include such reimbursement in any judgment or final order issued in that proceeding or to maintain a separate action therefor. The "prevailing party" means the Party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

36

(c)                Counterparts/Facsimile Transmissions. This Agreement or any escrow instructions pursuant to this Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement after each Party has signed such a counterpart. A facsimile or similar transmission of a counterpart executed by a Party hereto shall be regarded as executed by such Party for purposes hereof.

(d)               Computation of Time Periods. All periods of time referred to in this Agreement will include all Business Days and non Business Days, unless the period of time specifies Business Days; provided, however, that if the date or last date to perform any act or give any notice or approval will fall on a non-Business Day, such act or notice may be timely performed or given on the next Business Day.

(e)                Construction. Headings at the beginning of each subsection and Section are solely for the convenience of the Parties and are not a part of this Agreement. Any and all exhibits and schedules attached hereto are hereby incorporated herein by this reference. Unless otherwise indicated, all references herein to subsections, Sections or provisions are to those in this Agreement. Any reference to a Section herein includes all subsections thereof. This Agreement will not be construed as if it had been prepared by only Purchaser or Seller, but rather as if both Purchaser and Seller had prepared the same. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion will be deemed severed from this Agreement and the remaining parts hereof will remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

(f)                Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto and other agreements expressly referred to herein, constitutes the entire agreement between the Parties with respect to the purchase and sale of the Property. All prior or contemporaneous agreements or understandings, oral or written, are hereby superseded.

(g)               No Partnership. Seller shall not be deemed to be a partner, joint venturer, co tenant, agent, guarantor or surety of Purchaser in connection with this Agreement, the Property or the Project or any action taken under or pursuant to this Agreement.

37

(h)               Unenforceability of Any Provision. If any provision of this Agreement shall be held in violation of any applicable law or unenforceable for any reason, the unenforceability of any such provision shall not invalidate or render unenforceable any other provision hereof.

(i)                 Legal Construction. Purchaser shall acquire no real property interest in any of the Property by reason of the execution of this Agreement. Purchaser's rights in and to the Property shall vest only upon the recordation of the Deed conveying the Property to Seller and the payment of the Purchase Price therefor.

(j)                 No Survival of Closing. Except for the Surviving Duties and as otherwise set forth herein, all of the terms, conditions, provisions, representations, warranties, covenants and agreements of this Agreement shall not survive the Close of Escrow and delivery and recordation of the Deed and shall be merged therein for the benefit of the Parties and their respective legal representatives, successors and assigns.

(k)               Parties Bound. Except as specifically limited hereby, this Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective legal and personal representatives, successors and assigns.

(l)                 Further Assurances. The Parties agree to take such further actions and execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Agreement and the intentions of the parties.

(m)             Modification/Waiver. A modification of any provision herein contained, or any other amendment to this Agreement, will be effective only if such modification or amendment is in writing and signed by Seller and Purchaser. No waiver by any Party of any default or breach will be considered to be a waiver of any other default or breach.

(n)               Texas Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to choice of law principles.

38

21.              No Memorandum. The Parties agree that neither this Agreement nor a Memorandum of this Agreement shall be recorded in any public records of Tarrant County, Texas, or any other county in the State of Texas.

22.              Tax Deferred Exchange. Purchaser and Seller hereby agree to cooperate with each other and shall execute any and all documents necessary, in the form reasonably approved by the both parties, which shall assign all of such party's right, title and interest in and to this Agreement to an intermediary, which intermediary shall complete the sale/purchase of the Property, in order to accommodate a tax-deferred exchange for such party pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (a "1031 Exchange"); provided, however neither party shall incur additional costs, expenses or liabilities in assisting the party with the tax-deferred exchange other than for review of the exchange documents, such exchange shall not delay the Closing, nor shall either party be required to take title to other property in connection with such tax-deferred exchange. Additionally, Seller shall have the right to undertake any number of interim transfers, assignments or conveyances to constituent members, partners, shareholders or owners of Seller to accommodate one or more individual 1031 Exchanges with respect to the fractional ownership interests of such constituent members, partners, shareholders or owners of Seller, provided, however, that notwithstanding any such interim conveyances the entirety of the Property will be conveyed to Purchaser on the Closing Date.

23.              Public Disclosure. Prior to and after the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller; provided, that after Closing, the limitations set forth in this sentence shall no longer apply to either Party. Except as hereinabove set forth, the provisions of this Section 23 shall survive the Closing or any termination of this Agreement. Seller acknowledges that Purchaser or its assignee will be required to issue a press release at the end of the Feasibility Period if it determines to proceed with the transaction.

24.              Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PURCHASER AND SELLER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE PROVISIONS OF THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

39

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below, to be effective as of the Effective Date.

SELLER:

MANSFIELD SEQ & DEBBIE LTD., A Texas Limited Partnership

By:	Mansfield SEQ 287 & Debbie GP, LLC, A Texas limited liability company, Its General Partner

By:	/s/ Alan P. Shor
Name:	Alan P. Shor
Title:	Manager

Date of Execution:	2/18/14

By:	Granite Properties, Inc., A Delaware corporation, Its General Partner

By:	/s/ William P. Brown
Name:	William P. Brown
Title	Senior Director of Investments

Date of Execution:	2/18/14

PURCHASER:

CONSENT OF ESCROW AGENT

The undersigned Escrow Agent acknowledges receipt of this Agreement as executed by both Purchaser and Seller, and the Deposit, and hereby agrees to: (a) accept the foregoing Agreement and the Deposit; (b) hold and disburse the Deposit as provided herein; (c) be Escrow Agent under the Agreement; (d) be bound by the Agreement in the performance of its duties as Escrow Agent; and (e) issue the title coverage required by the terms of this Agreement pursuant to a co-insurance agreement with Old Republic Title Company, utilizing the title abstract previously prepared by Old Republic Title Company; provided, however, the undersigned shall have no obligations, liability or responsibility under this Consent or otherwise, unless and until the Agreement, fully signed by Seller and Purchaser, and the Deposit have been delivered to the undersigned.

Date: ____2/18________________ 2014

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	Vice President

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

Lot 2, Block 1, Mansfield Pointe Addition, an addition to the City of Mansfield, Tarrant County, Texas, according to the Plat thereof recorded in Cabinet A, Page 12076, Plat Records, Tarrant County, Texas, save and except that certain outparcel shown on Exhibit A-1 attached hereto, which shall be platted following the Closing in accordance with the terms of the Agreement.

EXHIBIT "A-1"

SEPARATE OUTPARCEL

?

EXHIBIT B

LIST OF SERVICE CONTRACTS

1.

2.

3.

EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

[The form of Special Warranty Deed follows this cover page.]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

THAT MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership ("Grantor"), FOR AND IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid to Grantor by _________________, a _________, with a mailing address of ____________________________ ("Grantee"), that certain real property located in Dallas, Dallas County, Texas, being more particularly described on Exhibit "A" attached hereto and fully made a part hereof (the "Land"), together with all improvements located thereon and all rights and appurtenances thereto in anywise belonging to Grantor, including but not limited to, all rights, titles and interests, if any, of Grantor in (a) any land lying in or under the bed of any highway, avenue, street, road, alley, open or proposed, in, on, across, abutting or adjacent to the Land, but only from the Land to the center line of such highway, avenue, street, road, or alley; and (b) all rights, titles and interests of Grantor, if any, in and to any awards made, or to be made in lieu thereof, for damage by reason of change in grade of any such highway, avenue, street, road or alley with respect to the Land only (all of said Land, property and interest being collectively referred to herein as the "Property"), subject, however, to those matters described on Exhibit "B" attached hereto and fully made a part hereof (the "Permitted Exceptions").

TO HAVE AND TO HOLD the above described Property, subject to the Permitted Exceptions, together with any and all the rights and appurtenances thereto in anywise belonging to Grantor, unto the said Grantee, its legal representatives, successors and assigns FOREVER, and Grantor does hereby bind itself and its legal representatives, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto the said Grantee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Ad valorem taxes applicable to the Property have been paid up to and including the year 20__, and ad valorem taxes applicable to the Property for the year 20___ have been estimated and prorated by Grantor and Grantee as of the date of this Special Warranty Deed. Subject to any rights regarding reallocation of said prorations contained in any document executed between Grantor and Grantee, Grantee hereby assumes payment of ad valorem taxes for the year 20___ and each year thereafter.

GRANTEE ACKNOWLEDGES THAT THE PROPERTY IS BEING SOLD "AS IS, WHERE IS" WITHOUT ANY OBLIGATION OF GRANTOR, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT FOR THE PROPERTY DATED _____________, 2014 (THE "AGREEMENT"), TO THE CONTRARY, TO PERFORM ANY REPAIRS, IMPROVEMENTS, MAINTENANCE OR OTHER WORK TO THE PROPERTY OR ANY PART THEREOF, AND WITHOUT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE AGREEMENT TO THE CONTRARY, ANY WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND FROM GRANTOR, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY, TENANTABILITY OR ENVIRONMENTAL CONDITION. GRANTOR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PROPERTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS SPECIAL WARRANTY DEED, INCLUDING ANY REPRESENTATIONS BY ANY BROKERS OR SALESMEN, AND GRANTEE DOES HEREBY ACKNOWLEDGE THAT, IN PURCHASING THE PROPERTY, GRANTEE IS RELYING ONLY UPON THOSE REPRESENTATIONS OF GRANTOR CONCERNING THE PROPERTY EXPRESSLY SET FORTH AS SUCH IN THIS SPECIAL WARRANTY DEED. FURTHER, GRANTEE HEREBY WAIVES ANY CLAIM IT MAY HAVE AGAINST GRANTOR AS TO MATTERS RELATED TO THE PROPERTY OR GRANTOR. GRANTEE ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY GRANTEE'S INVESTIGATIONS, AND GRANTEE IS HEREBY DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED GRANTOR (AND GRANTOR'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT GRANTEE MIGHT HAVE ASSERTED OR ALLEGED AGAINST GRANTOR (AND GRANTOR'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT ANY SUCH CLAIM, DEMAND, CAUSE OF ACTION, LOSS, DAMAGE, LIABILITY, COST OR EXPENSE ARISING OUT OF ANY BREACH BY GRANTOR OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT.

EFFECTIVE as of the ______ day of _________________, 2014.

GRANTOR:

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:    _________________________

Alan P. Shor, Manager

STATE OF TEXAS         §

§

COUNTY OF DALLAS §

This instrument was acknowledged before me on ____________, 2014, by _________________________, as Manager of Mansfield SEQ 287 & Debbie GP, LLC, a Texas limited liability company, the General Partner of MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership, on behalf of said corporation and limited partnership.

____________________________________

Notary Public for the State of Texas

AFTER RECORDING RETURN TO:

_________________________________

EXHIBIT A

TO

SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B

TO

SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

[to be completed]

EXHIBIT D

SELLER'S DELIVERIES

1.	True and correct copies of the Leases, and all amendments.
2.	Seller's existing survey.
3.	Existing environmental reports.
4.	Seller's existing title policy.
5.	Any contractor warranties in Seller's possession.
6.	Tax certificates in Seller's possession.
7.	A Certified Rent Roll
8.	All other items listed on the Due Diligence checklist attached hereto as Schedule D-1

SCHEDULE D-I

DUE DILIGENCE CHECKLIST

5.					Seller Comments
A	FINANCIAL INFORMATION
	1	Leases
		a	Copies of all leases, amendments and any guarantees
We need within three (3) days after acceptance of agreement.
		b	Copies of any REA, OEA, easements and encumbrances, owner association documents, if applicable.
We need within three (3) days after acceptance of agreement.
		c	Standard Lease form.

	2	Rent Roll
		a	Current Rent Roll
We need within three (3) days after acceptance of agreement.
		b	Rent Roll as of December 31 of previous year
		c	Rent information for any tenant who occupied a space during previous year, including vacated tenants as of December 31 of previous year.
		d	Future rent information for any tenant to occupy a space in the current year whose lease was signed and finalized as of December 31 of the previous year.
		e	Schedule of rents for free ret and stopped rent periods

	3	Copies of Commencement Letters to Tenants.

	4	Latest leasing status report

	5	Summary of recent lease transactions including rate and tenant improvement allowances

	6	Percentage Rent
		a	List of current tenants on percentage rent only or percentage rent in lieu basis
		b	Summary of percentage rents for the year ended December 31 of previous year and related support

	7	List of specialty license agreements

	8	Operating Statements
		a	Prior five full years income / operating statements ending December 31
		b	Income / Operating Statement from January 1 through the end of the most recent quarter.
		c	Year-to-date income / operating statement
		d	Balance Sheet as of December 31 of previous year
		e	Current year / full year operating budgets
		f	Following year budget

	9	General Ledger
		a	General ledger detail for income statement accounts for the previous year ending December 31
		b	Year-to-date general ledger statement

	10	Copies of bills for Real Estate Taxes (last three years)

	11	Seller's Insurance
		a	Liability - copy of Declaration page for current and previous three years
		b	Property - copy of Declaration page for current and previous three years
		c	Property and Liability loss runs
		d	Elevation Certification for Flood Insurance

	12	Tenant Reconciliations
		a	Copies of reconciliations for CAM / Tax / Insurance for year ended December 31 of previous year for all tenants including vacated Tenants.
		b	Statement of current monthly amounts paid by tenants for CAM / Tax / Insurance plus a year-to-date balance of amounts paid by each tenant (Tenant Ledgers)

	13	Information related to any recent CAM or Tax Audits, including copies of reports

	14	Leakage report of reimbursable expenses by tenant

	15	Receivables status / Aging Report

	16	Tenant Sales reports for last three years (absolutely required for tenants who have kick-outs for sales or who paid percentage rent.)

	17	Tenant financial statements (non-anchor tenants)

	18	Lease Expirations
		a	Next three years
		b	Status of expirations, with kick-outs, with respect to renewal possibilities

	19	Description and breakdown of Promotional Income and Marketing Fund

	20	Leasing Plan

B	EXPENSE INFORMATION
	1	Utility Bills - 12 months of consecutive bills
		a	Water
		b	Gas
		c	Electric
		d	Telephone and dedicated lines (alarms)

	2	Service Agreements - Copies of all service agreements , contracts or leases that encumber the property
		a	Fire / Sprinkler / Burglar Alarms
		b	Antenna Cable / Satellite Dish
		c	Cleaning
		d	Exterminating
		e	Landscaping
		f	Scavenger
		g	Security Service
		h	Snow Removal
		i	Towing
		j	Union Contracts
		k	Elevator
		l	Uniform Rental
		m	Water Softeners
		n	Leasing
		o	Management Agreement
		p	Advertising
		q	Tax reduction legal fees
		r	Any other service contracts or leases not cancelable in 90 days

	3	Copies of one month's invoices for recurring contractual operating expenses (contractual, landscaping, sweeping, etc.)

	4	Copies of invoices for various significant expense items (repairs, maintenance, contractual)

	5	Detail of legal fees and any legal matters related to the property and/or tenants

	6	Capital Improvements
		a	Capital improvements over the last 36 months
		b	Five-year capital expenditure forecast
		c	Assignable warranties (other than roof)

C	ENVIRONMENTAL REPORTS - Existing Phase I (and Phase II, if applicable)

D	STAFFING
	1	Itemized by position and salary

E	SITE INSPECTIONS
	1	Inspection Report
	2	Photos

F	MISCELLANEOUS
	1	Code Violations
		a	Current and outstanding
		b	Last 24 months with compliance
		c	Contact municipalities as to other problems

	2	Copies of all warranties
		a	Roof
		b	Construction

	3	Current Tenant Contact List

	4	Certificates of Insurance for each tenant

	5	Appraisal

	6	Copy of Management Agreement

	7	Marketing / Leasing Brochures

	8	Survey

	9	Site Plan

	10	Building Photographs and aerials

	11	Certificates of Occupancy

	12	Zoning Letter

	13	Building Plans and Specifications

	14	Estoppels (Tenants, Guarantors, REAs, OEAs, Association's, if any)

	15	Engineering (Property Condition) Report

Base Rent / Physical Occupancy Previous Five Years
Year Ending December 31			Occupancy Rate as of December 31	Effective Annual Rental Rate as of December 31
2012
2011

EXHIBIT E

PRE-APPROVED TESTS

1. Indoor air quality sampling for humidity, carbon monoxide, methane and radon only.

2. Non-invasive engineering inspections.

3. Non-invasive water proofing inspections.

4. Non-invasive Phase I environmental site assessment.

5. Appraisal.

EXHIBIT F

FORM OF LEASE ASSIGNMENT

[The form of Lease Assignment follows this cover page.]

LEASE ASSIGNMENT

THIS LEASE ASSIGNMENT (this "Assignment") is made and entered into as of _____________, 2014 ("Assignment Date"), by MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership ("Assignor"), whose address is 2525 McKinnon, Suite 700, Dallas, Texas 75201, for the benefit of ________________________________, a _____________________________ ("Assignee"), with reference to the following facts:

A. Concurrently with the execution of this Assignment, Assignee has acquired from Assignor that certain land more particularly described on Exhibit A attached hereto (the "Land"), together with all rights and privileges appurtenant thereto, and all buildings and other Improvements located thereon or attached thereto, pursuant to the terms of that certain Agreement for Sale and Purchase and Joint Escrow Instructions dated as of _____________, 2014 (the "Contract"), by and between Assignor, as seller, and Assignee, as purchaser, as such agreement has been assigned and otherwise amended, supplemented and/or modified, the terms of which are incorporated herein by reference.

B. Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest, as landlord, in and to (i) those Leases listed on Exhibit B attached hereto, (ii) all other leases and rental agreements with respect to the ownership, occupancy and use of the Improvements entered into by Assignor prior to Closing, (iii) any and all amendments, supplements and modifications to any of the foregoing, and (iv) any and all guarantees of the tenant's obligations thereunder (collectively, the "Leases"), upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment of Leases. Assignor hereby irrevocably assigns and transfers to Assignee from and after the Assignment Date all of Assignor's right, title and interest in and to the Leases, including, without limitation: (a) the full amount of all rent payable to Assignor pursuant to the Leases; (b) the full amount of all tenant security and other related deposits delivered to Assignor pursuant to the Leases; and (c) any other payments due to Assignor under the Leases; provided, however, nothing contained in this Assignment shall be construed to include any Excluded Property. Notwithstanding the foregoing, Assignor and Assignee understand and agree that Assignor is retaining the right to receive certain payments from Aqua Tots, which payments have been disclosed to Assignee. (We need an indemnity for all liabilities accruing prior the Closing Date.)

2. Assignee's Assumption. Assignee assumes and agrees to perform all duties, obligations, terms, covenants and conditions of the Leases on the part of Assignor (either as the landlord or otherwise) therein required to be performed arising on or after the Assignment Date. Assignee also assumes and agrees to hold and pay the Security Deposits delivered or credited to Assignee to the persons entitled to them, subject to the terms of the applicable Lease.

3. Governing Law. This Assignment shall be governed by and construed in accordance with the substantive laws of the State of Texas.

4. Binding Obligations. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

5. Counterparts/Facsimile Transmission. This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same document. A facsimile or similar transmission of a counterpart executed by a party hereto shall be regarded as executed by such party for purposes hereof.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the Assignment Date.

ASSIGNOR:

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:

Alan P. Shor, Manager

ASSIGNEE:

___________________________________,

a __________________________________

By:_________________________________

Name: ______________________________

Title:________________________________

Exhibit A

to Lease Assignment

Legal Description of Land

Exhibit B

to Lease Assignment

Leases

EXHIBIT G

FORM OF CONTRACT ASSIGNMENT

[The form of Contract Assignment follows this cover page.]

CONTRACT ASSIGNMENT

THIS CONTRACT ASSIGNMENT (this "Assignment") is made and entered into as of ________________, 2014 ("Assignment Date"), by MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership ("Assignor"), whose address is 2525 McKinnon, Suite 700, Dallas, Texas 75201, for the benefit of ______________________________, a ____________________ ("Assignee"), with reference to the following facts:

A. Concurrently with the execution of this Assignment, Assignee has acquired from Assignor that certain land more particularly described on Exhibit A attached hereto (the "Land"), together with all rights and privileges appurtenant thereto, and all buildings and other Improvements located thereon or attached thereto, pursuant to the terms of that certain Agreement for Sale and Purchase and Joint Escrow Instructions dated as of __________________, 2014 (the "Agreement"), by and between Assignor, as seller, and Assignee, as purchaser, as such agreement has been assigned and otherwise amended, supplemented and/or modified, the terms of which are incorporated herein by reference.

B. Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Contracts (hereinafter defined), upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment of Contracts. Assignor hereby irrevocably assigns and transfers to Assignee from and after the Assignment Date all of Assignor's right, title and interest in and to those contracts, agreements, commitments, service contracts, utility contracts and maintenance agreements which relate to the operation, management, maintenance, use or occupancy of the Property listed on Exhibit B (the "Contracts") to this Assignment; provided, however, nothing contained in this Assignment shall be construed to include any Excluded Property. (Seller’s indemnity)

2. Assignee's Assumption. Assignee hereby assumes and agrees to diligently perform all duties, obligations, terms, covenants and conditions of the Contracts on the part of the Assignor therein required to be performed arising on or after the Assignment Date.

3. Notice to Service Providers. Assignee shall provide written notice to each service provider under each Contract by Purchaser is the form attached thereto as Exhibit C.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the substantive laws of the State of Texas.

5. Binding Obligations. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

6. Counterparts/Facsimile Transmission. This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same document. A facsimile or similar transmission of a counterpart executed by a party hereto shall be regarded as executed by such party for purposes hereof.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the Assignment Date.

ASSIGNOR:

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:

Alan P. Shor, Manager

ASSIGNEE:

_______________________________,

a ______________________________

By:_____________________________

Name: __________________________

Title:____________________________

Exhibit A
to Contract Assignment

Legal Description of Land

Exhibit B
to Contract Assignment

List of Approved Service Contracts

Exhibit C
to Contract Assignment

Form of Notice of Assumption

EXHIBIT H

FORM OF TENANT'S NOTICE

[The form of Tenant's Notice follows this cover page.]

MANSFIELD SEQ 287 & DEBBIE, LTD.

2525 McKinnon, Suite 700

Dallas, Texas 75201

_____________, 2014

Dear Tenant:

We are pleased to announce that ________________________________ ("Purchaser"), is the new owner of ______________________ Mansfield Pointe Shopping Center.

The shopping center will be managed by ______________________________, a ____________________ ("Manager"), authorized property manager for Purchaser, and you are hereby notified to make all future rental and other payments required under your lease to Manager at ______________________________ and direct all future notices and correspondence relating to the lease to Manager at the same address. All checks must be made payable to ____________________. [Include if there is a security deposit:] [The balance of your security deposit in the amount of $________________ has been transferred to Purchaser and such deposit will be held pursuant to the terms of your lease.]

Please feel free to call the Manager at (____) __________ if you have any questions.

Very truly yours,

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:

Alan P. Shor, Manager

EXHIBIT I

FORM OF BILL OF SALE AND ASSIGNMENT

[The form of Bill of Sale and Assignment follows this cover page.]

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this "Agreement") is made effective as of this ___ day of ________, 2014 (the "Effective Date"), by MANSFIELD SEQ 287 & DEBBIE, LTD., a Texas limited partnership ("Assignor"), whose address is 2525 McKinnon Street, Suite 700, Dallas, Texas 75201, for the benefit of ______________________________, a ____________________ ("Assignee").

A. Concurrently with the execution of this Agreement, Assignee has acquired from Assignor that certain commercial shopping center commonly known as "Mansfield Pointe" (the "Project") situated on the land more particularly described on Exhibit A attached hereto (the "Land"), together with all rights and privileges appurtenant thereto, and all buildings and other Improvements located thereon or attached thereto, pursuant to the terms of that certain Agreement for Sale and Purchase and Joint Escrow Instructions dated as of ____________, 2014 (the "Contract"), by and between Assignor, as seller, and Assignee, as purchaser, as such agreement has been assigned and otherwise amended, supplemented and/or modified, the terms of which are incorporated herein by reference.

B. Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to all of the following Personal Property (hereinafter defined) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Personal Property. Assignor does hereby ASSIGN, TRANSFER and DELIVER and GRANT, SELL and CONVEY to Assignee:

(a) all tangible personal property now or hereafter owned by Assignor and used solely in connection with the Project or the ownership, operation or occupancy thereof including, without limitation, all furniture, fixtures, machinery, appliances and equipment located on the Project (other than personal property owned by Tenants of the Project), all tangible personal property listed on Exhibit A hereto, and all drawings, plans and specifications related to the Project, and all studies, data and drawings related thereto (the "Tangible Personal Property");

(b) all assignable existing warranties and guaranties (express or implied) issued to Assignor in connection with the Tangible Personal Property;

(c) to the extent assignable, all other rights, benefits, privileges and property associated with or related to the ownership, operation, maintenance, repair, and management of the Project or the improvements thereon to the extent owned by Seller and assignable, all other rights, benefits, privileges and property associated with or related to the ownership, operation, maintenance, repair, and management of the Project or the Improvements thereon, including, without limitation, the right to the use of (without warranty as to exclusivity or otherwise) the name "Mansfield Pointe " and all other intellectual property owned by Seller and associated with or related solely to the Land and improvements (including internet domains, telephone numbers, logos, trademarks, designs, trade names and service marks); provided, however, nothing contained in the foregoing descriptions shall include any Excluded Property; and

(d) to the extent assignable, all licenses, franchises, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Land or the improvements thereon.

All of the foregoing is herein referred to as the "Personal Property."

2. Title. Subject to the conditions and limitations set forth herein, Assignor binds itself, its successors and assigns, to warrant and forever defend title to all and singular the Personal Property against every person whomsoever lawfully claiming or to claim title to the Personal Property or any part thereof, by, through, and under Assignor, but not otherwise.

3. "AS-IS"; Disclaimer of Warranties. Other than as set forth in paragraph 2 above, ALL OF THE PERSONAL PROPERTY IS USED AND IS CONVEYED AND ACCEPTED "AS-IS, WHERE IS AND WITH ALL FAULTS" WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF WHATSOEVER KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, OR WHETHER WRITTEN OR ORAL, CONCERNING ANY AND ALL DEFECTS OF A PHYSICAL NATURE, WHETHER IN MATERIAL OR WORKMANSHIP AND WHETHER OR NOT SUCH DEFECT WOULD BE VISIBLE OR APPARENT UPON ASSIGNEE'S FULL INSPECTION AND EXAMINATION OF THE PERSONAL PROPERTY.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas.

EXECUTED by Assignor to be effective as of the Effective Date.

ASSIGNOR:

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:

Alan P. Shor, Manager

Exhibit A

Legal Description of Land

EXHIBIT J

SELLER'S REPRESENTATIVE

Chad Bradshaw

EXHIBIT K

CERTAIN TANGIBLE PERSONAL PROPERTY

EXHIBIT L-1

TENANT ESTOPPEL CERTIFICATE

To:    Inland Real Estate Acquisitions, Inc.

Inland Real Estate Income Trust, Inc.,

its lender, and their respective successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Sharon Anderson-Cox

Re:	Lease Agreement dated and amended (“Lease”), between as “Landlord”, and , as “Tenant”, guaranteed by (“Guarantor”) for leased premises known as (the “Premises”) of the property commonly known as (the “Property”).

1.	Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a. Dates of all amendments, letter

agreements, modifications and waivers

related to the Lease

b. Commencement Date

c. Expiration Date

d. Current Annual Base Rent

Adjustment Date Rental Amount

e. Fixed or CPI Rent Increases

f. Square Footage of Premises

g. Security Deposit Paid to Landlord

h. Renewal Options Additional Terms for

________ years at $ per year

i. Termination Options Termination Date ______________

Fees Payable _________________

2. Tenant further certifies to Purchaser that:

a.	the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
b.	the Lease has not been assigned and the Premises have not been sublet by Tenant;
c.	Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
d.	Tenant is open for business or is operating its business at the Premises;
e.	no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
f.	Landlord has no obligation to segregate the security deposit or to pay interest thereon;
g.	Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
h.	Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
i.	Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
j.	Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;
k.	Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
l.	Intentionally omitted;
m.	Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws; and
n.	Rent has been paid through ______ __, 2013.

3.	This certification is made with the knowledge that Purchaser may acquire title to the Property. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]

By:

Its:

Date:

EXHIBIT "L-2"

ESTOPPEL CERTIFICATE (Seller Provided)

SELLER TENANT CERTIFICATE

_______________________, 2014

[**Purchaser Address**]

Re: Property known as

Ladies and Gentlemen:

This Certificate is being delivered to you pursuant to Section ____ of that certain _____________________ (the "Purchase Agreement") captioned dated as of __________, 2014, between ___________________________________ ("Seller"), and __________________________ ("Purchaser").

Seller certifies to you, your lenders and your respective successors and assigns, that none of the following statements is, as of the date hereof, inaccurate in any material respect, except as provided in the lease, as amended (the "Lease") more particularly described in the attached Schedule "A" which is hereby incorporated (the "Schedule"):

(1) The Lease constitutes the entire agreement between __________, a _______ ("Tenant") and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule.

(2) The summary of the terms of the Lease contained in the Schedule is true and correct.

(3) Except as provided in the Schedule, to Seller’s Knowledge, Tenant has not assigned or entered into a sublease for any portion of the premises covered by the Lease and no person or firm other than Tenant or its employees is in possession of such premises or any portion thereof.

(4) Except as set forth in Schedule A, (a) Tenant is not in default under the Lease, (b) Tenant has no claim, off-set or counterclaim against the landlord thereunder, (c) the landlord thereunder is not in any material default; and (d) all improvements to Tenant's leased premises that are required to be performed by the landlord by the terms of the Lease have been completed and accepted.

(5) Tenant has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the Tenant in the Property is that of a tenant pursuant to the terms of the Lease.

(6) To Seller's Knowledge Tenant is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceedings.

Notwithstanding anything to the contrary herein, this Certificate shall not be effective unless and until the "Closing" (as defined in the Purchase Agreement) occurs.

SELLER:

MANSFIELD SEQ 287 & DEBBIE, LTD.,

a Texas limited partnership

By: Mansfield SEQ 287 & Debbie GP, LLC,

a Texas limited liability company,

its General Partner

By:

Alan P. Shor, Manager

EXHIBIT M

rent roll

FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE

AND JOINT ESCROW INSTRUCTIONS

This First Amendment to Agreement for Sale and Purchase and Joint Escrow Instructions (“First Amendment”) dated March 20, 2014 by and between MANSFIELD SEQ 287 & Debbie GP, LLC, a Texas limited liability partnership as Seller and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation as Purchaser, amends and modifies that certain Agreement for Sale and Purchase and Joint Escrow Instructions dated February 18, 2014 for purchase and sale of the Project commonly known as Mansfield Pointe Shopping Center.

WHEREAS, the Feasibility Period has an expiration date of March 21, 2014, and

WHEREAS, Purchaser is willing to waive its inspection rights subject to the following conditions of Closing.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Purchaser hereby waives its inspection rights as set forth in Section 6(a) of the Agreement.

2.	All of the following shall remain conditions of Closing:
	(a)	Delivery of the 2013 tenant reconciliations of CAM Charges and real estate tax payments to all tenants of the Property, Seller shall remain liable and shall indemnify Purchaser for all Claims related to the 2013 tenant reconciliations and for all Claims related to prior year tenant reconciliations of CAM Charges and real estate taxes.
	(b)	A resolution of all disputes with PetsMart based upon PetsMart’s common area maintenance and real estate tax audits related to the Property to the satisfaction of Purchaser; provided, if such disputes are not resolved prior to Closing. Seller shall escrow all sums in dispute, if these sums are known or can be reasonably estimated, in a joint order escrow with the Escrow Agent, be responsible for all offset of rents in connection with such disputes and shall not settle any dispute in a manner which will adversely affect Purchaser after Closing and in any event, without Purchaser’s written approval.
	(c)	Purchaser’s approval of all updated delinquent ledgers related to the Property.

	(d)	Purchaser’s receipt of a fully executed amendment to the PetsMart lease in the form previously approved by Purchaser extending the term thereof until 1/31/24 along with evidence of payment of $137,320 to PetsMart as an inducement allowance.
	(e)	Purchaser’s receipt of a first amendment to the Bed, Bath and Beyond lease extending the term thereof to 1/31/24; provided any such amendment shall not provide for a reduction of basic rent less than $9.75 per square foot and Seller shall credit Purchaser at Closing with the amount of any proposed tenant improvement allowance
	(f)	Completion of a Declaration of Easements, Covenants and Restrictions (or a similar instrument) in a form acceptable to Purchaser confirming (i) the availability of all of the existing parking spaces on the outlot for use by the Purchaser, (ii) the agreement to create all additional parking spaces as may be necessary to maintain, at least, a ratio of 4.5 spaces for each 1,000 square feet of any new building built on the outlot, and (iii) the applicability to the new outlot of all use restrictions, exclusive uses and covenants regarding use as are set forth in the leases or recorded documents encumbering the Property.
	(g)	Seller shall deliver a revised survey prior to Closing which shall comply with the requirements of Gary Pechter’s title and survey review letter dated March 12, 2014.

Purchaser shall not unreasonably withhold, delay or condition its approval of any items above that is subject to its prior approval of satisfaction.

3.	Purchaser shall not unreasonably withhold its approval of a modification of the Aqua Tots Lease to allow direct payments to Seller of payments that Seller is otherwise entitled to under the Agreement.

4.	Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5.	All future reference to the Agreement shall include both the initial Agreement and this First Amendment.

6.	All capitalized terms not expressly defined herein shall have the meaning set forth in the initial Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this First Amendment as of the day and year first written above.

Seller:

MANSFIELD SEQ 287 & DEBBIE LTD., a Texas limited partnership

By:	Mansfield SEQ 287 & Debbie GP, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Alan P. Shor
	Name:	Alan P. Shor
	Its:	Manager

Purchaser:

By:	INLAND REAL ESTATE ACQUISITIONS, INC., An Illinois corporation

	By:	/s/ Matthew Tice
	Name:	Matthew Tice
	Its:	Vice President